Exhibit 1

FULL YEAR RESULTS 2012

2 Index Presentation of Full Year 2012 Result CEO summary CFO details 3 4 13 Investor Discussion Pack of Full Year 2012 Result 30 Overview 31 Features Net interest income Non-interest income Markets and Treasury income Expenses Investment spend Productivity SIPs Impairment charges 43 44 48 49 50 51 52 53 54 Capital, Funding and Liquidity 55 Asset Quality 64 Business Unit Performance Australian Financial Services Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand Pacific Banking 78 80 84 88 93 100 107 113 Economics 114 Appendix and Disclaimer Appendix 1: Cash earnings adjustment Appendix 2: Definitions Investor Relations Team Disclaimer 117 118 119 121 122

FULL YEAR 2012 FINANCIAL RESULT Gail Kelly Chief Executive Officer CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

4 A strong 2012 result Strengthened balance sheet across all dimensions – capital, funding, liquidity and asset quality Excellent portfolio of businesses, all with good momentum and stronger financial and non-financial metrics Productivity contributing to improved efficiency while supporting targeted investment Strategy is delivering and being well executed – with a clear forward agenda

A strong company APRA Basel III common equity ratio2 (%) Stressed assets to TCE1 (%) Customer deposit to loan ratio (%) 1 TCE is Total Committed Exposure. 2 All figures prior to Sep-12 are pro forma estimates. 3 Common equity ratio on a fully harmonised Basel III basis. 5 Net interest margin (%) Employee engagement (%) Cash earnings ($m) 3

Cash ROE at 15.5% Customer return on credit RWA up 8bps to 4.09% Strong management of margins, down 5bps Dividends up 6% Stable funding ratio up 6 percentage points Capital higher and within preferred range Asset quality improved, provisioning leads sector $238m in expense savings Expense to income ratio down to 40.8% Revenue per FTE up 10% SIPs 70% complete Strong growth in targeted areas Customer deposits up 12% Trade finance up 32% No.1 in platform flows2 Wealth penetration up 152bps3 6 Balanced performance1 across all dimensions Strength A strong company Growth Investment driven Productivity Sector leading Return Maintain discipline 1. All metrics on this page refer to performance of FY12 compared to FY11. 2 Plan for Life, June 2012, All Master Funds Admin. 3 Refer to slide 119 for Wealth penetration metrics provider details.

7 Good momentum across divisions (core earnings1 $m) Divisional contribution Westpac RBB St.George BT Financial Group Up 4% 1 Core earnings is operating profit before income tax and impairment charges. 2 Other includes Pacific Bank and Group Businesses. 2 Westpac Institutional Bank Westpac New Zealand

8 Strong earnings growth up 7% (cash earnings $m) Westpac Institutional Bank Westpac New Zealand Up 7% Divisional contribution Westpac RBB St.George BT Financial Group 1 1 Other includes Pacific Bank and Group Businesses.

9 Deeper customer relationships 1 Customer return on credit RWA calculated as operating income less Treasury and Markets Income less operating expenses, divided by average credit risk weighted assets. 2 Refer to slide 119 for Wealth penetration metrics provider details. Customer return on credit RWA1 (%) Customers with 4+ products (%) Wealth penetration2 (%) Customer deposits ($bn) Up 24% Up 12%

Productivity delivering for shareholders

Efficiency supporting investment

$238m expense savings in FY12
- AFS[1]/Group Services $97m
- Productivity program $118m
- Supplier program $23m

$500m+ savings over last 2 years[2]
- 7% of cost base
- Reduction of over 4,000 FTE

Investment	Benefits delivered
Westpac Local	• Westpac RBB 2 year cash earnings CAGR 11%
SIPs	• Strengthened technology infrastructure • Revitalised front end systems, teller, call centre and mobile apps
Asia	• Revenue from Asia up 46%
Wealth	• New advice revenue up 34% • #1 share of net FUA flows[3]
Bank of Melbourne	• Deposits up 35% • Customer numbers up 13%

Efficiency leadership – expense to income ratio (%)



45.0
43.9
40.2
41.2
41.5
40.8
FY07
FY08
FY09
FY10
FY11
FY12
Peer 1
Peer 2
Peer 3
Westpac Group

1. AFS is Australian Financial Services and comprises Westpac RBB, St.George and BT Financial Group. 2 Excludes St.George merger related synergies. 3 Plan for Life, June 2012, all Master Funds Admin.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 10

Westpac GROUP

11 Strong result – good momentum FY12 Change FY11 – FY12 Change 1H12 – 2H12 Cash earnings $6,598m 5% 7% Cash EPS 215.9c 3% 6% Reported NPAT1 $5,970m (15%) 1% Core earnings2,3 $10,697m 7% 4% Impairment charges to average loans 24bps 4bps - Common equity ratio APRA Basel III 8.2% 79bps 42bps Return on equity3 15.5% (50bps) 80bps Expense to income ratio3 40.8% (70bps) (60bps) Fully franked dividend 166c 6% 2% 1 Reported net profit lower reflecting the movement in St.George merger related tax changes. In 2011, Westpac recorded a $1.1 billion benefit from tax consolidation while in 2012 the Group incurred a $165 million increase in tax associated with retrospective changes to TOFA legislation. 2 Core earnings is operating profit before income tax and impairment charges. 3 Cash earnings basis.

Consistent increase in dividends Maintain ROE above 15% Grow customer return on credit risk weighted assets Maintain lowest expense to income ratio of peers Focus on leadership, diversity and flexibility Our strategic priorities A strong company Reorient to higher growth/higher return sectors and segments Continue building deeper customer relationships Materially simplify products and processes One team approach 12 1 2 3 4 5

FULL YEAR 2012 FINANCIAL RESULT Philip Coffey Chief Financial Officer

Analysis focusing on four primary market themes Quality and sustainability of financial performance Driver of returns across the business Investment and productivity focus and outcomes Franchise strength and risk profile 14 Looking behind the result

15 Solid growth Operating revenue up 6% over FY12 and 3% over 1H12 J O Hambro acquisition added $73m to revenue in FY12 Revenue headwinds over FY12 included More liquidity, less short term funding De-risking of LMI ($36m) CVA movement ($42m) Reported NPAT/cash earnings Summed over last 2 years, NPAT larger than Cash earnings Pre-tax movements in NPAT and cash earnings similar Markets income contribution up moderately in FY12 and 2H12 Quality & sustainability Operating revenue ($m) WIB Markets income and customer activity ($m) Up 3.4% Up 3.1%

16 Good momentum through the year Core earnings movement half on half by Divisions ($m)1 Up 4% Core earnings movement ($m) Up 4% Quality & sustainability Up 7% Cash earnings movement ($m) Up 2%

17 Benefits of portfolio diversification 1 Up 4% 1 GB is Group businesses. Core earnings movement by divisions ($m) Up 4% Quality & sustainability 1 1 Cash earnings movement by divisions ($m) Up 2% Up 7% 1 1 1 1

18 Healthy dividend, sustainable payout Dividends per share (cents) Dividend payout ratio (%) Dividend continues to be fully funded by capital generation with strong franking surplus of $1bn Dividend reinvestment satisfied by share issuance, with no discount Attaching NZ imputation credits to benefit NZ based shareholders Quality & sustainability Common equity capital generated (bps) 24 1 Based on an estimated DRP participation of 17%.

19 Drivers of return Return on average interest earning assets1 (AIEA) (%) 2011 2012 1H12 2H12 Interest income (margin) 2.22 2.17 2.17 2.18 Non-interest income 0.90 0.95 0.93 0.98 Operating expenses (1.30) (1.28) (1.27) (1.28) Impairment charges (0.18) (0.21) (0.21) (0.21) Tax & Non-controlling interests (0.50) (0.50) (0.50) (0.50) Cash earnings (ROA2) 1.15 1.14 1.11 1.17 Leverage (AIEA/AOE3) 13.92x 13.56x 13.57x 13.55x Return on average ordinary equity (ROE) 16.0 15.5 15.1 15.9 Returns 1 Analysis divides key profit and loss items by average interest earning assets to determine the return, or cost metric. Cash earnings to average interest earning assets multiplied by the leverage equals the return on equity. 2 ROA = Return on average interest earning assets. 3 AOE = Average ordinary equity.

20 Underlying margins modestly lower 1 2007 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. NIM excl. Treasury & Markets down 5bps NIM excl. Treasury & Markets down 4bps NIM up 1bp NIM down 6bps 2.23 2.17 2.18 Net interest margin1 (NIM) (%) Net interest margin movement (%) Returns

Increased capital requires an even more intense focus on allocation and return Updated transfer pricing method to ensure funding cost movements are more quickly reflected in pricing analysis Enhanced economic capital allocation to better reflect regulatory overlays, with more capital allocated to divisions Various initiatives underway to improve segment/industry and customer ROTE More focus on regulatory RWA drivers to improve return on capital 21 Increased focus on capital allocation and returns Returns

22 Expenses well managed supporting investment Expense movements ($m) Down 1% Up 3% Expenses up 2% (4% FY11/FY12) with increased investment partially offset by productivity Productivity savings AFS/Group Services restructure Productivity initiatives Supplier program Flat expenses in St.George and Westpac RBB both 2H12 and FY11/FY12 Investment includes Rise in amortisation/ depreciation as projects completed Higher operational spend including Asia/Bank of Melbourne Investment/ Productivity Up 2% Investment related expenses

23 Investment characteristics Investment/ Productivity Capitalised software balance1,2 ($bn) Average amortisation period1 (yrs) 1 Data for Westpac and peers from FY12 result. 2 Software capitalisation based on closing balances. Composition of investment spending (%) FY11 FY12

24 Asset quality continues to improve 2.17 1 TCE is Total Committed Exposure. 2 Other includes Government, administration and defence, and utilities sectors. Stressed exposures as a % of TCE1 Stressed exposures by sector ($bn) Strength / Risk profile Economic overlay lifted ($m) Balance at Sept-11 346 Property overlay utilised (24) Earthquake /flood overlays no longer required/utilised (11) New economic / industry overlays 52 Closing balance at Sept-12 363 Strong provisioning coverage 1H12 2H12 Impairment provisions to impaired assets (%) 37.8 37.4 Collectively assessed provisions to credit risk weighted assets (bps) 122 113 2

25 Provision cover by portfolio category 1 TCE is Total Committed Exposures. Impaired assets High cover as defaulted with more limited expected recovery 42.23 36.00 37.84 37.42 90+ days past due well secured Defaulted but strong security 6.04 5.63 5.76 5.55 Watchlist & substandard Still performing but higher cover reflects elevated PD 7.17 7.15 7.86 6.69 Performing portfolio Small cover as low probability of default (PD) Includes economic overlay 0.28 0.25 0.25 0.25 97.15 97.52 97.74 97.83 Exposures as a % of TCE1 Strength / Risk profile Provisioning to TCE1 (%) Mar-11 Sep-11 Mar-12 Sep-12

26 Consumer asset quality remains solid Mortgages delinquency trends positive. Watching Queensland, reflecting tougher conditions in that State Low doc only around 6% of portfolio Properties in possession 289 down from over 500 at September 2011 Other consumer delinquencies also improving Mortgage 90+ day delinquencies by region (%) Other consumer 90+ day delinquencies (%) Strength / Risk profile

27 Significant improvement in funding mix Sources of funds Uses of funds 1 Movements based on funding view of the balance sheet. 2 SFR is the stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 3 2008 comparatives excludes St.George. 4 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. Sources and uses of funds over FY121 ($bn) 4 3 Stable funding ratio (SFR)2 (%) SFR 64 SFR 83 SFR 77 Strength / Risk profile

Strength / Risk profile

Strong capital – within new preferred range

- APRA Basel III common equity ratio 8.2% includes new operational risk models
- New preferred range for common equity ratio of 8.0% to 8.5%
  - Based on APRA Basel III standards
  - Considers internal and regulatory stress testing
  - Appropriately above APRA regulatory minimums and capital conservation buffer
  - Range reflects quarterly volatility of capital ratios under Basel III given dividend impact
- Westpac's preferred range, based on APRA standards, translates to over 10% under fully harmonised Basel III

Common equity ratio (%)


8.09
7.96
114
(69)
6
(9)
8.38
8.16
10.63
Sep-11
Mar-12
Cash earnings
Net dividend
RWA movement
Other
Sep-12
APRA Basel III
Fully harmonised Basel III
Sep12

Volatility in fully harmonised Common equity ratio[1] (%)


Preferred range 8.0% to 8.5%
7.1%
6.7%
7.3%
6.9%
7.4%
7.2%
7.7%
7.5%
8.2%
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12

1 All figures prior to Sep-12 are pro forma estimates.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 28

Westpac GROUP

Deposit growth remaining solid. Loan growth likely to remain modest with stronger growth in target segments Margin disciplines to remain, focus on return Further productivity benefits to flow through, offset by higher investment and associated costs Revenue and expense growth managed to achieve core earnings growth Leading asset quality picture to remain, although not expecting a continued decline in stressed assets Continue to strengthen balance sheet although heavy lifting coming to an end Continuing balanced approach to strategy execution 29 Considerations for FY13

FULL YEAR INVESTOR DISCUSSION PACK 2012

FULL YEAR OVERVIEW 2012 COMPARISON OF 2H12 VERSUS 1H12 CASH EARNINGS (UNLESS OTHERWISE STATED)

Westpac Group at a glance

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank, and within the top 20 largest banks in the world, ranked by market capitalisation[1]
- Strategy focused on supporting customers and markets connected to Australia, New Zealand and the near Pacific
- Portfolio of brands providing retail, business, institutional banking and wealth management services with excellent positioning in key markets
- Efficiency leader of peers and all global banks[2]
- Strong capital, funding, liquidity and provisioning
- Solid earnings profile over time
- Leader in sustainability[3]

Australian Financial Services (AFS)[8]			WIB	Westpac NZ
Westpac Retail & Business Banking	St.George Banking Group	BT Financial Group	Westpac Institutional Bank	Westpac New Zealand
Westpac	St.George, BankSA, Bank of Melbourne, RAMS	BT, Advance, Asgard, Securitor, Magnitude		Westpac

Key statistics for FY12

Customers	11.8m
Australian household deposit market share[4]	23%
Australian lending market share[5]	21%
New Zealand household deposit market share[6]	21%
New Zealand consumer lending market share[6]	20%
Australian wealth platforms market share[7]	21%

Key financial data for FY12 (30 September 2012)

Reported profit[9]	$5,970m
Cash earnings[9]	$6,598m
Cash earnings[9] per share	216c
Common equity ratio (APRA Basel III)[10]	8.2%
Return on equity (cash basis)	15.5%
Total assets[9]	$675bn
Market capitalisation[1,9]	$77bn

1 As at 30 September 2012. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Data sourced from BCG analysis of cost to income ratio of world's largest banks December 2011. 3 2012 Dow Jones Sustainability Index, one of global leaders for banking sector. 4 APRA Banking Statistics, September 2012. 5 RBA Banking Statistics, September 2012. 6 RBNZ September 2012. 7 Plan for Life, June 2012, All Master Funds Admin. 8 AFS is Australian Financial Services and includes Westpac RBB, St.George and BTFG. 9 Australian dollars. 10 Based on APRA Basel III methodology.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 32 Westpac GROUP

FY12 Financial snapshot

	FY12	change[1] 1H12 – 2H12	change[1] FY11– FY12
Earnings			
Cash earnings ($m)	**6,598**	7%	5%
EPS[2,3] (cents)	**216**	6%	3%
Core earnings ($m)	**10,697**	4%	7%
Return on equity[3] (%)	**15.5**	80bps	(50bps)
Dividends per share (cents)	**166**	2%	6%
Expense to income ratio[3] (%)	**40.8**	(60bps)	(70bps)
Net interest margin (%)	**2.17**	1bp	(5bps)
Funding and Liquidity			
Customer deposit to loan ratio (%)	**67.6**	440bps	510bps
Stable funding ratio[4] (%)	**83**	400bps	600bps
Short term funding[5] ($bn)	**103**	(16%)	(23%)
Total liquid assets ($bn)	**110**	9%	7%

	FY12	change[1] 1H12 – 2H12	change[1] FY11 – FY12
Balance sheet			
Total assets ($bn)	**675**	3%	1%
Common equity ratio (APRA Basel III) (%)	**8.2**	42bps	79bps
Common equity ratio[6] (Basel III) (%)	**10.6**	34bps	87bps
Risk weighted assets ($bn)	**298**	(1%)	6%
Loans ($bn)	**514**	2%	4%
Customer deposits ($bn)	**348**	9%	12%
NTA[7] per share ($)	**10.47**	4%	5%
Asset quality			
Impairment charges to average gross loans (bps)	**24**	-	4bps
Impaired assets to gross loans (bps)	**85**	(3bps)	(7bps)
Impaired provisions to impaired assets (%)	**37**	(40bps)	140bps
Collectively assessed provisions to credit RWA (bps)	**113**	(9bps)	(13bps)

1 For profitability metrics the change represents results for FY12 versus FY11 and 2H12 versus 1H12, the actual results for 2H12 and 1H12 are not represented here. 2 EPS is Earnings Per Share. 3 Cash Basis. 4 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Source: Company reports. Includes long term wholesale funding with a residual maturity less than 1 year. 6 pro forma common equity ratio based on Basel III fully harmonised methodology. 7 NTA is Net Tangible Assets.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 33

Westpac GROUP

Reconciliation between Cash earnings and Reported profit 34 Cash earnings policy1 In assessing financial performance, including divisional results, Westpac Group uses a measure of performance referred to as Cash earnings This measure has been used in the Australian banking market for over a decade and management believes it can be used to more effectively assess performance for the current period against prior periods and to compare performance across business divisions and across peer companies To calculate Cash earnings, reported results are adjusted for Material items that key decision makers at the Westpac Group believe do not reflect ongoing operations Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts Accounting reclassifications between individual line items that do not impact reported results FY11 FY12 Reported profit 6,991 5,970 TPS revaluations 21 27 Treasury Shares (6) 27 Ineffective hedges 13 (7) Fair value gain on economic hedges 36 7 Buyback of government guaranteed debt 5 (5) Tax provision 70 0 Supplier program 0 139 Merger transaction and integration expenses 66 0 Amortisation of intangible assets 146 151 Fair value amortisation of financial instruments 69 46 Tax consolidation adjustment (1,110) 0 Significant item 0 78 TOFA tax consolidation adjustment 0 165 Cash earnings 6,301 6,598 Reported profit and Cash earnings1 adjustments ($m) Approach in this Investor Discussion Pack Cash earnings is used as the primary method of management reporting for both the Group and operating divisions Cash earnings has been determined by adjusting reported profit at both an aggregate level and across individual lines in the income statement. A reconciliation of these adjustments is provided in sections 9.1 and 9.2 in Westpac’s Full Year Results 2012 announcement Financial ratios in this presentation are calculated using Cash earnings unless otherwise noted It is important to note that at a divisional level, Cash earnings and reported profit are identical for all operating divisions except for St.George and BTFG due to merger/acquisition related amortisation. All other Cash earnings adjustments are processed through the Group Businesses. 1 All adjustments shown are after tax. Cash Earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with A-IFRS. The specific adjustments outlined include both cash and non-cash items.

Cash earnings is a fair measure of profit for Westpac Group 35 Cash earnings and Reported profit1,2 ($bn) 1 Cash earnings is reported profit adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders. All adjustments shown are after tax. Refer to slide 33 for a summary of the Westpac Group Final 2012 Results. 2 2007 and prior excludes St.George. Cash earnings adjustments for 2 years FY11 and FY12 $m Cash earnings 12,899 Tax 875 Amortisation of intangibles (297) One-off expenditure (283) Timing adjustments (233) Reported profit 12,961 Cash earnings appropriate measure of profit Cash earnings is used as the primary method of management reporting for both the Group and operating divisions Adjustments to cash earnings have had little net impact on aggregate earnings over the last 2 years Difference between Cash earnings and Reported profit over the last six years (since AIFRS) has seen less than 2% of value generated. Tax has been the major driver of the difference (2009-2012) with other factors being closing NZ structured finance (2009), and St.George merger (2010-2012) 2012 adjustments of ($628m) include One-off expenditure ($217m) Tax ($165m) Amortisation of intangibles ($151m) Timing adjustments ($95m)

Strong Cash earnings growth

Cash earnings	FY12 ($m)	% change[1] 1H12-2H12	% change[1] FY11-FY12
Net interest income	12,563	2	3
Non–interest income	5,513	7	11
Expenses	(7,379)	(2)	(4)
Core earnings	10,697	4	7
Impairment charges	(1,212)	1	(22)
Cash earnings	6,598	7	5
Reported profit	5,970	1	(15)

Cash earnings FY11 – FY12 ($m)



6,301
394
559
(273)
(219)
(164)
6,598
Up 5%
FY11
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY12

Cash earnings 1H12 – 2H12 ($m)



3,195
117
187
(69)
4
(31)
3,403
Up 7%
1H12
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H12

Cash earnings features of FY12

- Cash earnings up 5%, with all divisions performing well. AFS was higher due to a strong performance by WRBB and stable St.George result, offsetting a weaker BTFG result mostly due to market impacts. Positive contribution from WIB, while Westpac NZ and Pacific Banking were strong performers
- Net interest income rose 3%, with housing, business and personal loan growth offsetting slightly lower margins from higher funding costs relative to market rates
- Non-interest income up 11%, with strong cross sell of wealth and risk management products across the Group, higher performance fees in Hastings and the inclusion of the J O Hambro business
- Expense growth well contained at 4%. Wage and property cost increases along with investment in SIPs, Bank of Melbourne, Wealth and Asia were partly offset by productivity savings
- Impairment charges higher due to reduced benefit of write-backs in WIB and economic overlays increasing $17m compared to $107m reduction in FY11. Asset quality continued to improve across the portfolio

Cash earnings features of 2H12

- Cash earnings up 7%, driven by a strong performance across most divisions. AFS up 13% with a continued strong performance from WRBB and significantly improved contributions from St.George and BTFG. WIB earnings were slightly up, while Westpac NZ and Pacific Banking continued to be strong performers
- Net interest income up 2%, with sound balance sheet growth and slightly higher margins
- Non-interest income up 7%, driven by a significant uplift in wealth and insurance earnings and a rise in trading income
- Expense growth well contained at 2%. Productivity initiatives delivered $107m in savings, largely offsetting higher business as usual costs. Ongoing investment in Bank of Melbourne, Wealth and Asia, along with amortisation/depreciation and compliance costs were higher
- Impairment charges slightly lower with improved asset quality, particularly in consumer, partially offset by an increase in the economic overlay by $18m

1 For profitability metrics the change represents results for FY12 versus FY11 and 2H12 versus 1H12, the actual results for 1H12 and 2H12 are not represented here.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 36

Westpac GROUP

Sustaining ROE above 15% Maintain dividend path Maintain expense to income ratio below peers Capital within preferred range Target deposit to loan ratio above 70% Higher growth in target segments, including Asia, Deposits, SME, Trade, Natural Resources 37 Strength Strong Company Growth Investment driven Productivity Sector leading Return Maintain discipline Our strategic priorities A strong company Reorient to higher growth/ higher return sectors and segments Continue building deeper customer relationships Materially simplify products and processes One team approach 1 2 3 4 5 Continuing to manage the business in a balanced way across the dimensions of growth, return, productivity and strength Strategic priorities 1 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with the residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 APRA Banking Statistics, September 2012. 3 Plan for Life, June 2012, All Master Funds Admin. 4 Refer to slide 119 for Wealth penetration metrics provider details. 5 Customer return calculated as operating income, less Treasury and Markets Income, less operating expenses, divided by average credit risk weighted assets. 6 Based on average FTE. 7 Towers Watson global high performing norm for Peoples Leader Index.

38 Delivering against target metrics 1 Customer return is defined as operating income, less Treasury and Markets Income, less operating expenses, divided by average credit risk weighted assets. 2 Refer to slide 119 for Wealth penetration metrics provider details. 2 8.93 9.24 Customer return1 improving (%) Customers with 4+ Products rising (%) Customer numbers up across brands (#m) Customer deposit to loan ratio improving (%) Wealth penetration2 leads sector (%) 9.2 17.1 Mobile logons per month sees significant growth (#m) 14.5

Delivering against target metrics (cont.)

Common equity ratio[1,2] sector leading (%)


APRA Basel III
8.0
7.5
7.9
8.2
Peer 1
Peer 2
Peer 3
WBC

Impairment charges consistently at lower end of sector average[3] (bps to avg gross loans)


WBC
Peer 2
Peer 1
Peer 3
FY06
FY07
FY08
FY09
FY10
FY11
FY12

Expense to income ratio[2] well below sector average (%)


45.6
46.0
43.0
40.8
Peer 1
Peer 2
Peer 3
WBC

Employee engagement significantly improved[4] and close to global high performing norm (%)


WBC
Global high performing norm
80
84
81
84
84
85
Sep-10
Sep-11
Sep-12

Women in senior leadership positions improving (%)


35
38
40
Sep-10
Sep-11
Sep-12

Dow Jones Sustainability Index[5] (#)


WBC
Global banks average score
Lead score
84
48
86
48
88
53
88
53
89
51
91
53
92
59
2006
2007
2008
2009
2010
2011
2012

1 WBC includes new operating risk requirements. 2 Peer 1 and 3 12 months to 30 September 2012; Peer 2 12 months to 30 June 2012. 3 Peer 1 and Peer 3 reporting dates for full year are 30 September and Peer 2 full year reporting date is 30 June. Peer 3 impairment charge excludes charges on investments held to maturity. Peer 3 gross loans and acceptances includes $22.1bn of loans at fair value at Mar08, $19.5bn at Sep07 and $17.5bn at Mar07. 4 Towers Watson Employee engagement global high performing norm. 5 Dow Jones Sustainability Index scores are based on the annual SAM Corporate Sustainability Assessment. The average score presented here is the average score of all the assessed companies in the Banks sector.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 39

Westpac GROUP

40 Growth driven by AFS, WIB, New Zealand and Pacific FY12 Cash earnings ($m) AFS WRBB SGB BTFG WIB NZ Pacific GB2 Group Operating income 12,093 6,488 3,531 2,074 3,190 1,560 299 934 18,076 Expenses (5,553) (3,079) (1,341) (1,133) (987) (653) (93) (93) (7,379) Core earnings 6,540 3,409 2,190 941 2,203 907 206 841 10,697 Impairment charges (863) (429) (433) (1) (127) (148) (31) (43) (1,212) Tax and non–controlling interests (1,679) (866) (526) (287) (603) (211) (68) (326) (2,887) Cash earnings 3,998 2,114 1,231 653 1,473 548 107 472 6,598 1 Refer to business unit definitions, slide 119. 2 GB is Group Businesses. 2 Up 5% FY12 divisional contribution to Cash earnings growth ($m)1 FY12 divisional contribution to core earnings growth ($m)1 Up 7% AFS division $186m AFS division $168m

FY12 Highlights quality franchise

Business Unit	% of Group Cash earnings	Cash earnings		Core earnings % change	Earnings summary	Performance highlights
		$m	% chg			
WRBB	 32	2,114	+14	+8	• Deposits up 11%, deposit to loan up 360bps • Business lending up 4% • Margins down 3bps • Expenses flat, expense to income down 180bps • Impairment charges down 22%	• Deposits grew above system[2] • Sector leading wealth penetration of customers[3] (up 105bps to 20.8%) • Revenue per FTE[4] up 10% • Employee engagement up 400bps and 400bps above global high performing norm[5]
SGB	 19	1,231	Flat	+2	• Deposits up 14%, deposit to loan up 490bps • Solid growth in housing up 5% • Margins down 3bps • Expenses up 1% • Impairment charges up 10%	• Exceeded growth in wealth penetration of majors[3] up 235bps to 15.0% • Bank of Melbourne meeting plan • RAMS success in new product offerings • Revenue per FTE up 4% • Employee engagement up 500bps
BTFG	 10	653	-10	-10	• Positive flows contributed $176m to result but offset by weaker markets, lower equities business contribution and some one-offs • Strong growth in Life (19%) and General Insurance (16%) gross written premiums • Advice new business revenue up 34%	• Platforms 87% share of annual new flow (FUA share now 21%)[6] • Newly launched Asgard Infinity $2.3bn in FUA and Best New Product award[7] • Market leading revenue per WRBB salaried planner, up 4% • Employee engagement up 600bps
WIB	 22	1,473	+3	+13	• Deposits up 34%, lending up 4% • Strong core earnings, up 13% • Expenses up 5%, continuing to invest in Asia • Impairment charges of $127m, increased compared to $90m impairment benefit in FY11 due to lower write-backs and repayments	• No.1 Lead Bank[8] • No.1 Relationship Strength[8] • No.1 for Overall Satisfaction[8] • Strong underlying result with strong transactional flows, and improved markets income • Employee engagement up 800bps
NZ[1]	 8	707	+22	+10	• Deposits up 11%, deposit to loan up 470bps • Lending up 3% • Margins up 8bps • Expenses up 3%, expense to income down 160bps • Impairment charges down 21%	• Deposits grew above system[9] • Customers with wealth products up 430bps to 23.4% • Customers with 4+ products up 60bps • Revenue per FTE up 8% • Employee engagement up 200bps

1 In New Zealand Dollars. 2 APRA Banking statistics, September 2012. 3 Refer to slide 119 for Wealth penetration metrics provider details. 4 Based on average FTE. 5 Towers Watson People Leaders Index measures employee perspectives of their leaders, September 2012. 6 Plan for Life, June 2012, All Master Funds Admin. 7 Asgard Infinity is a pay for what you use platform solution and was awarded "Best New Product" by Investment Trends, December 2011. 8 Peter Lee Survey refer 103 for detail. 9 RBNZ, September 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 41

42 Continued strong dividend growth path Seek to lift dividend cents per share each half while growing organic capital and maintaining a strong capital position Pay fully franked dividends, utilising franking surplus to distribute value to shareholders Maintain payout ratio that is sustainable in the long term FY12 record dividend of 166cents, up 6% 1H12 dividend 82 cents and 2H12 dividend 84 cents Payout ratio at 77% in FY12 consistent with strong capital position. Effective payout ratio lower at 63% given approximately 171% of dividends return to the Group via the dividend reinvestment plan (DRP) DRP to be satisfied by new share issuance, with no DRP discount Significant franking balance of $1.0bn after payment of final dividend Dividend yield2 6.7% Equivalent to a fully franked dividend yield2 of 9.6% Attaching NZ imputation credits to benefit NZ based shareholders 1 The Dividend Reinvestment Plan participation rate was 20.2% in 1H12 and 15.2% in 2H11. 2 FY12 dividend and using 28 September 2012 Westpac closing share price of $24.85. 3 Effective payout adjusts for capital returned via the DRP. Key dividend considerations Dividends per share (cents) Franking credit surplus2 ($bn) Dividend payout ratio (%) 3

FULL YEAR FEATURES 2012 COMPARISON OF 2H12 VERSUS 1H12 CASH EARNINGS (UNLESS OTHERWISE STATED)

44 Solid operating income Net operating income up 3% (up 6% FY11/FY12) Net interest income up 2% (up 3% FY11/FY12) Modest loan growth, strong customer deposit growth Margins up 1bp Non-interest income up 7% (up 11% FY11/FY12) Fees and commissions up slightly with higher business and commercial lending fees as well as higher card interchange income Significant uplift in wealth with higher performance fees (mostly Hastings), higher advice income and a large uplift in General Insurance result due to higher premiums and seasonally lower catastrophie claims Higher Trading income primarily due to improved income in Debt Markets and positive credit value adjustment movement Other income decreased 46% with no gains on asset sales (Visa in 1H12) 1 Other includes Pacific Banking and Group Businesses. 2 AIEA is Average Interest Earning Assets. Net interest flat Operating income up 1% 2 Net operating income up 3% Net operating income up 3% Non-interest up 10% Net interest up 2% Non-interest up 7% 2 1 1 Net operating income movement half on half ($m) Divisional contribution to net operating income ($m) AFS (103m) AFS 279m

45 Loan growth predominantly in housing Westpac Group loans up 2% (up 4% FY11/FY12 Australian housing loans up 2% (up 4% FY11/FY12) Growth continues to be driven predominantly by proprietary channel and a strong take-up of our fixed rate mortgage product Australian business lending flat (up 2% FY11/FY12) AFS lending up 2%, offset by a modest decline in institutional lending, predominately in business lending and securitisation of customer facilities New Zealand lending up 2% (up 3% FY11/FY12) due to both mortgage and business growth Trade finance flat (up 41% FY11/FY12) Flat Up 4% Up 2% Net loans Sep11 – Sep12 ($bn) Australian gross loans ($bn) Australian housing flow (gross loans) ($bn) Australian business lending flow (gross loans) ($bn) 1 1 Other includes BTFG and Treasury.

Customer deposit growth funding loan growth

- Customer deposits up $28bn or 9% (up 12% FY11/FY12)
- Increase in customer deposits more than three times loan growth
- Growth was spread across product types
  - Term deposits, up $13bn (8%) given more attractive rates and seeking to encourage higher quality deposits
  - Strong flows from personal customers contributed to savings accounts growth, up $6bn (18%)
  - Online deposits up $4bn, with RAMS new online product contributing $1.1bn since the launch in May
  - Transaction accounts were up $5bn, with higher corporate deposits and an increase in mortgage offset accounts of $1.8bn

Customer deposit composition[1] ($bn and %)



Term deposits
Savings
Online
Transaction
310
83
54
35
138
2H11
320
78
55
34
153
1H12
348
83
59
40
166
2H12
17
11
48
24

Customer deposit strategy

Improve customer deposit to loan ratio	• Ratio up 440bps to 67.6% (up 510bps FY11/FY12)
Ensure interest rates reflect value of deposit	• Seek to build high quality and stickier deposit base as transition to new liquidity rules. Have seen most growth in term deposits • Focus on behavioural maturity
Increase distribution reach	• Capture deposits on wealth platforms, especially superannuation • Attract via RAMS
Further increase deposit focus across network	• Greater weighting in bankers' scorecards • Increased focus on deposit rich segments

Deposits growth in excess of lending growth ($bn)



$29.4bn deposit growth in excess of lending growth over last 3 years
(1.3)
11.0
19.7
FY10
FY11
FY12

1 Mortgage offset accounts are included in Transaction accounts.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 46

Westpac GROUP

47 Underlying margins modestly lower 1 2007 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. NIM excl. Treasury & Markets down 5bps NIM excl. Treasury & Markets down 4bps NIM up 1bp NIM down 6bps 2.23 2.17 2.18 NIM1 (%) NIM movement (%)

48 Non-interest income solid performance Non-interest income up 7% (up 11% FY11/FY12) Fees & commissions up 1% (up 2% FY11/FY12) with higher business facility fees partly offset by lower deposit account keeping fees. Seasonally lower redemption of credit card reward points Wealth and Insurance income up 26% (up 11% FY11/FY12) due to increase in performance fees (Hastings); higher advice income from additional planners; and strong General and Life Insurance result on higher premiums and lower general claims relating to natural disasters Trading income was up 9% (up 52% FY11/FY12) with improved WIB markets income including positive credit value adjustment (CVA) movement. Foreign exchange income was lower post a strong 1H12 Other income down 46% (up 11% FY11/FY12) primarily due to no asset sales in 2H12 versus $46m gain on Visa sale in 1H12 Non-interest income ($m) Non-interest income contributors (% of total)

49 WIB Markets and Treasury income - strong result Market conditions in 2H12 improved from 1H12, however, concerns around Europe and global growth still persist. Credit spreads and market conditions improved during 2H12 leading to a stronger performance WIB Markets income was $395m, up 16% in 2H12 (up 24% on FY11/FY12) driven by Good flows in customer activity (up 1% to $276m) Improved market conditions and good positioning resulted in higher Market risk income $24m favourable movement on counterparty credit exposures (CVA) WIB average daily VaR decreased by $3.0m to $5.4m for 2H12 (down 32% to $6.9m for FY12) Treasury income was $415m, up 36% (up 17% on FY11/FY12) Improved income from liquid asset portfolio, largely driven by fair value movements from tightening credit spreads Increased earnings contribution from interest rate risk management Average daily Treasury VaR relatively stable at $29.7m ($31.6m at FY12) Treasury income ($m) 304 WIB Markets income ($m) 340 276 395 359 WIB Markets income and customer activity ($m) 395 340 276 319 319 304 331 359 WIB Markets income and customer activity ($m) 735 595 Up 24%

Expenses well managed, continued investment 50 1 2006 & 2007 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of proforma adjustments. Expenses up 2% (up 4% FY11/FY12) contributing to a 60bps reduction in the expense to income ratio to 40.5% (down 70bps FY11/FY12 to 40.8%) Productivity initiatives delivered $107m in savings, largely offsetting usual business run costs. These included AFS Group services restructure Productivity initiatives Supplier program Amortisation and depreciation up $48m (up $119m FY11/FY12) Compliance expenses up $14m Expenses associated with investment were higher with 7 additional Bank of Melbourne branches, 91 additional aligned planners in Wealth, and an increase in Asian presence Expense growth (%) Total impact on expenses from projects ($m) Expense growth1 (%) Up 1% Up 2% Down 1% Up 3%

Investment spend

- Total cash spending on investments increased to $486m
  - SIPs spending eased to $116m as a number of projects were completed. Total cash spent on SIPs to date is $1,377m and remains on track for circa $2bn total spend
  - Regulatory change and compliance spending that was expensed increased 30% to $60m (up 68% FY11/FY12)
- Capitalised software balances were $1,551m, up $116m
  - Capitalised software balance similar to peers
  - Average amortisation period more aggressive than peers reflecting conservative management practices
  - Approach has no impact on capital
- Anticipate that amortisation and depreciation will add around 1.0%-1.5% to expenses in FY13

Capitalised software & deferred expenses ($m)	2H11	1H12	2H12
Capitalised software			
Opening balance	1,038	1,303	**1,435**
Additions	410	287	**316**
Amortisation, write-offs and other	(145)	(155)	**(200)**
Closing balance	1,303	1,435	**1,551**
Other deferred expenses			
Deferred acquisition costs	144	142	**143**
Other deferred expenses	13	17	**17**

Investment spend expensed ($m)	2H11	1H12	2H12
SIPs	59	39	25
Regulatory change and compliance	28	46	60
Other	97	73	56
Total	**184**	**158**	**141**

Investment spend capitalised ($m)	2H11	1H12	2H12
SIPs	220	148	91
Regulatory change and compliance	66	46	58
Other	198	98	196
Total	**484**	**292**	**345**

Average amortisation period[1] (years)



WBC
Peer 1
Peer 2
Peer 3
7.2
5.2
4.9
4.0
FY08
FY09
FY10
FY11
FY12

Capitalised software balance[1,2] ($bn)



1.76
1.70
1.45
1.55
Peer 1
Peer 2
Peer 3
WBC

1 Data for Westpac and peers as at FY12. 2 Software capitalisation based on closing FY12 balances.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 51

Westpac GROUP

Continuous productivity focus

- Westpac Group has implemented a variety of programs over recent years to maintain a strong efficiency advantage relative to peers
- This has included a broad productivity program, a divisional restructure and changes to supplier arrangements. Additional cost savings have also been achieved through a range of other initiatives including divisional programs and SIPs investment
- St George merger was also a major contributor to efficiency
- In 2012 additional efficiency savings totalled $238m
- Looking ahead, programs to maintain the Group's efficiency advantage include
  - Finalising implementation of the supplier program
  - Completion of SIPs
  - Dedicated productivity team focused on simplifying our product set, process improvement, increasing self-serve and straight through processing via digital channels, and continuing to simplify our IT environment

Efficiency programs

Years	Major programs	Benefits
2008-2011	St George merger synergies (13% ahead of business case)	$413m
2011-2012	Productivity program - 2011 - 2012	$289m $118m
2012	Divisional restructure, creating Australian Financial Services and Group Services	$97m
2012	Supplier program. Further benefits in 2013 and beyond expected	$23m

Westpac Group supplier program

Details

In late 2011 Westpac commenced a program to implement changes to its back office and technology supplier arrangements. This program included bringing in-house some functions previously provided externally and increasing the use of global specialists for certain activities to improve efficiency and flexibility

Costs associated with the programs in 2012 were $199m ($139m after tax). These costs were treated as a cash earnings adjustment given their one-off nature and because they were not considered when determining dividends

Costs of the program included

- Transaction and technology costs
- Costs associated with documenting processes and procedures
- Redundancy/redeployment costs

There will be no further cash earnings adjustments associated with this program

Benefits

Financial benefits

- On average, the programs to date are expected to have a cash pay-back of around 2.5 years
- $23m in cost savings achieved in 2012
- Further cost savings expected to be realised in 2013
- Additional benefits to flow from lower project and technology changes costs

Business benefits

- Increases the variability of the cost base
- Improves the responsiveness of the Group to changes in technology and changing customer preferences
- Reduces higher cost contractor base
- Leverages scale and capability of global suppliers

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 52

Westpac GROUP

SIPs 70% complete

FY11 | FY12 | FY13 | FY14+

- **Credit Card Consolidation** — Single, integrated credit card processing platform
- **Collections System** — New collections case handling platform that enables consolidation of customer information onto one system
- **Enterprise Middleware Services** — New middleware technology to simplify system linkages
- **Customer Master File** — New technology aggregating customer data across multiple brands
- **Deposit Growth** — Products and systems to support deposit growth
- **Wealth Management** — One workbench for advice with market leading equities capabilities
- **Testing** — Enhanced testing and release management for new software and hardware
- **BankSMART** — Modernised systems for tellers and call centres
- **Customer Information Management** — Integrated customer information management
- **Payments Transformation** — Enterprise –wide payments platform and switch
- **Perimeter Security** — Enhanced protection of technology environment
- **Data Centres** — Complete new data centre
  - Integrated Transformation Program
- **New Online platform, including mobile** — Roll out to customers from late 2013 early 2014
- **Secured Lending** — Enhanced mortgage origination and servicing capability

SIPs (Strategic Investment Priorities) is a program of major investments designed to enhance Westpac's systems and technology infrastructure. Commenced in 2010, $2bn is expected to be spent on the SIPs over 5 years

Completed in FY11

Completed in FY12

Number of SIPs programs

- FY11: 6 completed
- FY12: 4 completed, 4 still in progress
- FY13: 1 to be completed, 3 still in progress
- FY14+: 3 to be completed

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 53

Westpac GROUP

54 Impairment charges little changed in 2H12 Provisioning coverage ratios 2H11 1H12 2H12 Collectively assessed provisions to credit RWA 126bps 122bps 113bps Collectively assessed provisions to performing non-housing loans 169bps 164bps 155bps Impairment provisions to impaired assets 36% 38% 37% Total provisions to gross loans 88bps 86bps 82bps 1 2000-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. 2007 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Impairment charges to average gross loans1 (bps) Impairment charges ($m) Impairment charges fell 1% to $604m, representing 24bps of average gross loans CAP charge of $146m, down $50m on 1H12, reflecting improved consumer portfolio quality in WRBB, St.George and New Zealand, as well as improved portfolio quality in WIB New IAPs up $12m on 1H12, or 2% Economic overlay was increased $18m to $363m Impairment charges up 22% to $1,212m FY11/FY12 Economic overlays up $17m compared to $107m reduction in FY11 Lower write-backs in WIB compared to previous year Asset quality continues to improve, although the rate of improvement has slowed, more evident in the corporate and business portfolios

FULL YEAR CAPITAL, FUNDING AND LIQUIDITY 2012 COMPARISON OF 2H12 VERSUS 1H12 CASH EARNINGS (UNLESS OTHERWISE STATED)

Strong capital position, up across all measures

- Westpac's Common equity ratio under Basel 2.5 increased 42bps to 8.4% (up 29bps FY11/FY12 largely impacted by implementation of Basel 2.5 in 1H12)
- Strong organic capital generation[1] contributed 52bps to capital
- Risk weighted assets down 1% largely driven by lower market risk and lower interest rate risk in the banking book
- Tier 1 ratio increased 44bps to 10.3% (up 57bps FY11/FY12)
- Total capital ratio further supported by issue of both Tier 1 hybrid and subordinated debt
- Common equity under APRA Basel III, increased 42bps to 8.16%
- Fully harmonised BCBS[2] Basel III common equity ratio, up 34bps to 10.6%

Key capital ratios (%)	2H11	1H12	2H12
Common equity ratio (APRA Basel 2.5)	8.1	8.0	**8.4**
Common equity ratio (APRA Basel III)	7.4	7.7	**8.2**
Common equity ratio (BCBS[2] Basel III)	9.8	10.3	**10.6**
Tier 1 ratio	9.7	9.8	**10.3**
Total capital ratio	11.0	10.8	**11.7**
Risk weighted assets	$280bn	$300bn	**$298bn**

Common equity and Tier 1 capital ratios (%)



Common equity
Residual Tier 1
9.68
1.59
8.09
9.81
1.85
7.96
114bps
(69bps)
7bps
(8bps)
Tier 1 ratio up 44bps
Common equity ratio up 42bps
10.25
1.87
8.38
8.16
10.63
2H11
1H12 (Basel 2.5)
Cash earnings
Net dividend
RWA movement
Other
2H12 (Basel 2.5)
2H12 APRA Basel III
2H12 BCBS 2 Basel III

1 Organic capital generation is calculated as Cash earnings, dividends (net of dividend reinvestment plan) and RWA movement. 2 Basel Committee on Banking Supervision.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 56

Westpac GROUP

Ready for Basel III transition

- Common equity ratio APRA Basel III at 8.16%
  - Well above APRA's 4.5% minimum requirements that come into effect 1 January 2013. APRA also requires banks to maintain capital levels above the Prudential Capital Ratio (PCR) which is not disclosed
- On 28 September 2012, APRA released their final capital reform package
  - Final capital standards are largely as anticipated
  - Full implementation on 1 January 2013 (no transitional relief or phasing in of deductions)
  - Capital conservation buffer (CCB) of 2.5% comes into effect on 1 January 2016, which is designed to be used in times of stress
- On 12 October 2012, the BCBS[1] issued the paper 'A framework for dealing with domestic systemically important banks' (D-SIBs), which sets out a principles based framework for regulating D-SIBs
  - We expect APRA to commence discussions on local rules in 2013

Common equity ratio – APRA Basel III at Sep 12 (%)



8.38
(51bps)
(31bps)
(1bp)
(9bps)
70bps
8.16
Down 22bps under APRA Basel III
APRA Basel 2.5
50/50 ded'n now 100%
Increased credit and market RWA
50/50 ded'n now risk-weighted
Equity investments
Dividend ded'n
APRA Basel III

Board approved Basel III preferred capital range

- New preferred range for APRA Basel III common equity ratio of 8.0% to 8.5%
- New preferred range is comfortably above APRA minimums and CCB
- Range takes into consideration
  - Regulatory minimums and capital conservation buffer
  - Stress testing to maintain an appropriate capital ratio in a downturn
  - Quarterly volatility of capital ratios under Basel III from dividend payments
- On BCBS[1] fully harmonised basis new range translates to >10%

Common equity ratio – Capital preferred range (%)



12
10
8
6
4
2
0
Capital preferred range 8.0% – 8.5%
8.16
7.00
2.50 CCB
4.50
10.63
APRA BIII common equity
Regulatory minimum
Fully harmonised Basel III common equity

1 Basel Committee on Banking Supervision.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 57

Westpac GROUP

APRA to BCBS Basel III reconciliation

- The Australian Prudential Regulation Authority (APRA) has maintained the conservative stance adopted under its Basel III capital standards, resulting in a significant variance between capital measured under APRA Basel III and fully harmonised Basel III
- Key differences between APRA's Basel III and fully harmonised Basel III under Basel Committee on Banking Supervision (BCBS) are highlighted in the table below

Description	Common equity ratio
Common equity ratio under APRA Basel III	**8.16%**
Under BCBS, supervisors have the option of applying concessional thresholds when determining the capital requirements of deferred tax assets, investments in non-consolidated subsidiaries (NCS) and equity investments. Risk weighted asset treatments apply in lieu of common equity deductions if these items are individually less than 10% and together less than 15% of common equity. To the extent the amounts are greater than the concessional thresholds, common equity deductions apply APRA has chosen not to apply this concessional treatment and requires a 100% deduction from common equity for deferred tax assets, investments in non-consolidated financial institutions, NCS, equity investments in commercial entities held in the banking book, and all under-writing positions in financial and commercial institutions held for more than 5 business days	+134bps
Mortgage risk weights under APRA are based on a minimum loss given default (LGD) of 20% whereas BCBS sets a minimum LGD of 10%. APRA's higher minimum means that Australian mortgage risk weights are typically higher than those calculated using the lower BCBS LGD minimum	+67bps
APRA applies a risk weighted asset requirement to Interest rate risk in the banking book (IRRBB). This is not currently considered under BCBS Basel III requirements	+29bps
Other differences	+17bps
Fully Harmonised Basel III under BCBS	**10.63%**

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 58

Westpac GROUP

Strong common equity ratio (Basel III) against peers globally 59 Global peer comparison of Basel III pro forma common equity ratios1 (%) 1 Source: Company data, Credit Suisse estimates (based on latest reporting data as at 26 October 2012).

RWA decreased 1% (up 6% FY11/FY12) Market risk reduction driven primarily by lower exposure to AUD interest rates IRRBB1 decreased due to higher embedded gains associated with lower interest rates Credit RWA up 3% (up 4% FY11/FY12) with movements driven by changes in the measurement of off-balance sheet exposures Equity risk fell 9% due to equity divestments (down 16% FY11/FY12) Operational risk rose 13% (up 36% FY11/FY12) following finalisation of the new Group operational risk capital model Other impacts on capital General reserve for credit losses increased $12m to $131m, a deduction from Tier 1 capital Regulatory expected loss capital deduction decreased by $40m to $769m 60 Risk weighted assets relatively flat over half 1 IRRBB is interest rate risk in banking book. 2 Bank includes exposures to licensed banks and their own or controlled subsidiaries, and overseas central banks. Down 1% Up 3% Credit RWA movements ($bn) RWA movements ($bn) 2

61 Balance sheet growth funded via stable sources; Lowest short term funding of peers 1 SFR is the stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 2008 comparatives excludes St.George. 3 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 4. Company reports. Includes Central Bank deposits and long term wholesale funding with a residual maturity less than 1 year. Peer 1 and Peer 3 as at 30 September 2012. Peer 2 as at 30 June 2012. 2 Funding composition by residual maturity (%) Deposit growth, loan growth and deposit to loan ratio SFR1 64 SFR1 83 SFR1 77 3 up $38bn Reduced $31bn Short term wholesale funding4 ($bn)

FY12 term issuance demonstrates funding diversity

- Westpac's term debt issuance in FY12 shows the strength and breadth of the Group's funding franchise
- Raised $31.7bn across senior unsecured, covered bonds, securitisation and subordinated debt
  - Includes $3.25bn of pre-funding for 2013
  - Includes $10.7bn of covered bonds, reducing issuance in senior unsecured markets
- Raised a further $1.2bn in hybrid securities
- Maintaining appropriate maturity profile – weighted average maturity of new term issuance 4.3 years[1]
- A broad range of currencies and tenors used to meet investor demand, particularly from new investors to the Westpac name, including central banks and government institutions, as well as strong demand from Asian investors

Term debt issuance and maturity profile[2] ($bn)



Covered Bond
Hybrid
Senior
Govt Guaranteed
Sub Debt
Issuance
Maturities
40
30
20
10
0
23
28
21
16
18
11
FY11
FY12
FY13
FY14
FY15
FY16
FY17
>FY17

FY12 new term issuance by original tenor[1,2] (%)



38
18
1
11
24
8
1 Year
2 Years
3 Years
4 Years
5 Years
>5 years

FY12 new term issuance by type[2] (%)



4
8
9
47
33
Senior unsecured
Covered bonds
RMBS
Hybrid
Subordinated debt
4
1
11
6
44
34
AUD
USD
EUR
JPY
GBP
Other

1 Excludes securitisation. 2 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, excluding US Commercial paper. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY16 maturity bucket.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 62

Westpac GROUP

63 Unencumbered liquid asset balance of $110bn as at 30 September 2012 Covers all short term wholesale outstandings (offshore and onshore) Covers all wholesale debt maturities for over 16 months All held and controlled by Group Treasury Additional liquid assets are also held in the institutional bank but are not included in the above liquid assets Portfolio provides a source of reserve liquidity as eligible collateral under the Reserve Bank of Australia’s (RBA) repurchase facility APRA discussion paper and draft prudential standards on Basel III liquidity reforms released November 2011. Includes compliance with Liquidity Coverage Ratio by 1 Jan 2015 Net Stable Funding Ratio by 1 Jan 2018 In November 2011, RBA announced the introduction of a Committed Liquidity Facility (CLF) to enable Australian banks to meet the requirements of the LCR given the lack of Level 1 and 2 liquid assets in Australia. Key features 15bps fee per annum, based on the size of the commitment (both drawn and undrawn) Repo cost of 25bps over cash rate for usage Self-securitised assets eligible for inclusion in CLF Liquidity position further improved 1 Private securities include Bank paper, RMBS, and Supra-nationals. 2 2008 does not include St.George. 3 Includes long term wholesale funding with a residual maturity less than 1 year. 103 82 74 45 2 110 Liquid assets ($bn) 1 3

FULL YEAR ASSET QUALITY 2012 COMPARISON OF 2H12 VERSUS 1H12 (UNLESS OTHERWISE STATED)

High quality portfolio with bias to secured consumer lending 65 On balance sheet lending Total assets 1 Exposure by booking office. Asset composition as at 30 September 2012 (%) Exposure by risk grade1 as at 30 September 2012 ($m) Standard and Poor’s risk grade Australia NZ / Pacific Americas Europe Asia Group % of Total AAA to AA- 70,736 7,214 8,252 697 248 87,147 11% A+ to A- 28,043 3,457 1,894 1,305 1,029 35,728 5% BBB+ to BBB- 45,281 7,189 1,084 1,069 3,483 58,106 8% BB+ to BB 57,878 7,040 245 312 1,214 66,689 9% BB- to B+ 54,089 7,130 6 24 - 61,249 8% <B+ 11,641 2,352 68 205 - 14,266 2% Secured consumer 358,354 34,191 - - 598 393,143 52% Unsecured consumer 38,077 3,836 - - 83 41,996 5% Total committed exposure 664,099 72,409 11,549 3,612 6,655 758,324 Exposure by region (%) 88% 10% 2% <1% <1% 100%

Diversification across industries and large exposures 66 3 1 Exposure at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default and excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes St.George from 2009 onwards. Exposures at default1 by sector ($m) 2 4 Top 10 exposures to corporations and NBFIs as at 30 Sep 2012 ($m) Top 10 exposures to corporations and NBFIs as a % of TCE5 (%) Top 10 single name exposures to corporations and non-bank financial institutions (NBFIs) continue to be well below 2% of TCE Largest corporation/NBFI single name exposure represents 0.16% of TCE Top 10 exposure risk grades are generally lower from S&Ps credit rating methodology changes during the year

Commercial property represents 6.8% of Total Committed Exposure (TCE) and 7.9% of gross lending at 30 September 2012, down from peak of 10.0% and 13.0% respectively in December 2008 Current level of commercial property is well within risk appetite. The portfolio is well diversified across names, states and sectors Credit performance of commercial property portfolio continues to improve with the percentage identified as stressed at 7.7%, down 200bps on 1H12, and down significantly from the peak in FY10 Upgrades, debt sales and refinancing has largely driven the improvement Low emergence of new stress, with most activity focused on working out existing stressed exposures 67 Commercial property portfolio comfortably within appetite Commercial property portfolio by sector and region (%) Commercial property exposures size ($bn) and % of TCE Commercial property portfolio TCE classified as stressed (%)

68 Downward trend in stressed exposures Asset quality continued to improve, with stressed exposures representing 2.17% of total committed exposures (TCE) at 30 September 2012, down 9bps (down 31bps FY11/FY12) This continues the downward trend of stressed exposures to TCE since reaching a peak in 2H10, however the rate of improvement has slowed, with stressed exposures down 9bps in 2H12, compared to 22bps in 1H12 The reduction in stress has been partly due to upgrades out of stress resulting from repayments and refinancing, as well as lower flows into stressed asset grades 1 Includes St.George from 1H09 onwards. Stressed exposures as a % of TCE1(%) Movement in stressed exposures ($bn) 1 New and increased gross impaired assets ($m) 2.17%

Stressed exposures across sectors 69 Asset quality in the consumer segment has remained strong, benefiting from ongoing consumer caution, higher repayment levels, as well as low unemployment and interest rates The SME sector has also performed well, although it is beginning to recognise additional stress in those sectors undergoing structural change, impacted by soft consumer demand and those impacted by the high $A, such as retail, tourism and manufacturing Commercial property continues to be the sector under the most stress however trends in the portfolio are generally positive, with the level of stress in that portfolio declining to 7.7% at 30 September 2012 (Commercial property represents 6.8% of the Group’s TCE1) The institutional and corporate segment continues to perform well, with further improvements in balance sheet strength and reductions in gearing over the year 1 TCE is Total Committed Exposures. 2 Other includes Group Businesses, BTFG and Pacific Banking. 3 Other includes Government, admin. and defence, and utilities sectors. Movement in stressed exposures by division (bps) 2 2 6 7 5 Stressed exposures by industry ($bn)

Asset quality improving; impairment charges little changed in 2H12 1 2000-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. 2 From 2008 includes St.George. 3 Peer 1 and Peer 3 reporting dates for full year are 30 September and Peer 2 full year reporting date is 30 June. Peer 3 impairment charge excludes charges on investments held to maturity. Peer 3 gross loans and acceptances includes $22.1bn of loans at fair value at Mar08, $19.5bn at Sep07 and $17.5bn at Mar07. Impairment charges to average gross loans1,2 (bps) Movements in impairment charges ($m) Impairment losses on loans to average gross loans3 (bps) Impairment charges ($m) 70

71 Asset quality improving; impairment charges little changed in 2H12 Impairment charges movement by business ($m) In 2H12, impairment charges were $604m, or 1% lower than 1H12 In the Australian business portfolio, impairment charges were a little higher, due to a reduction in write backs and from some increase in stress in those sectors impacted by the higher $A and consumer caution Australian consumer impairments were significantly lower as low unemployment and consumer caution has contributed to lower delinquencies in both the mortgage, and unsecured portfolios Institutional asset quality has remained solid and combined with the sale of some stressed assets contributed to a small fall in impairment charges New Zealand impairment charges continued to improve reflecting a further decline in stressed assets and significant improvements in mortgage and other consumer delinquencies which were down 15bps and 16bps respectively The rise in impairment charges in the Other category was due to a rise in charges in Pacific Banking (both higher collective and individually assessed provisions) and the topping up of economic overlay provisions held in Group Businesses In FY12, impairment charges increased by $219m to $1,212m. This was mainly driven by New collectively assessed provisions were $366m higher as benefits from improving asset quality were smaller A $74m reduction in write-backs, mostly in WIB A $17m increase in economic overlays, compared to a $107m reduction in overlays in FY11

Provision levels remain at upper end of peers

- Total provisions were $4,241m at 30 September 2012
- Strong coverage was maintained, although provisioning levels have moderated consistent with reducing stress in the portfolio
  - Provisioning coverage levels remain at the upper end of peers
- New individually assessed provisions were lower, although remain relatively high as stressed assets continue to be worked through
- Economic overlay increased by $18m to $363m
  - Improvement in the commercial property sector led to a $7m economic overlay unwind, offset by a $25m increase in the overlay related to those sectors seeing emerging signs of stress due to structural changes, the high A$, soft consumer demand and lower commodity prices

Provisioning coverage ratios	2H11	1H12	2H12
Collectively assessed provisions to credit RWA	126bps	122bps	**113bps**
Collectively assessed provisions to performing non-housing loans	169bps	164bps	**155bps**
Impairment provisions to impaired assets	36%	38%	**37%**
Total provisions to gross loans	88bps	86bps	**82bps**

Provisioning ($m)



IAP
CAP (ex. Econ overlay)
Economic overlay
4,968
347
2,841
1,780
4,414
346
2,607
1,461
4,391
345
2,564
1,482
4,241
363
2,408
1,470
1H11
2H11
1H12
2H12

2H12 economic overlay changes ($m)		
Utilised or no longer required	Property overlay	-7
Increased	Relates to those sectors seeing emerging signs of stress due to structural changes, the high A$, soft consumer demand and lower commodity prices	+25
Net Movement		**+18**

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 72

Westpac GROUP

Australian housing portfolio1 FY11 Balance FY12 Balance 2H12 Flow2 Total portfolio ($bn) 304.6 316.3 25.3 Owner-occupied (%) 48.8 48.2 49.0 Investment (%) 39.7 41.5 46.0 Portfolio loan/line of credit (%) 11.5 10.3 4.7 Variable rate / Fixed rate (%) 88 / 12 87 / 13 78 / 22 Low Doc (%) 6.6 5.7 1.8 Proprietary channel (%) 60.1 58.4 56.8 First Home Buyer (incl. Low Doc) (%) 12.2 11.8 10.7 Mortgage insured (%) 27.0 25.8 15.6 73 New flows support quality Australian housing portfolio Australian housing portfolio $316bn, up 2% (up 4% FY11/FY12) Portfolio composition reflects brand strength across market segments Owner occupied lending 48.2% Investor lending 41.5%. All investor loans are first lien Continued reduction in the Low Doc portfolio due to policy tightening <1% of flows and <6% of portfolio Low Doc lending, where borrowers certify income, has tighter lending standards to mitigate risk, including lower LVRs, more mortgage insurance and restricted location and security types 3 1 Represents WRBB and St.George (including RAMS). 2 Flow is all new mortgage originations total settled amount originated during the 6 month period ended 30 September 2012. 3 ABA Cannex August 2012. Australian housing portfolio by State (%)

Australian housing portfolio FY11 FY12 Average LVR at origination1 (%) 68 69 Average dynamic1,2,3 LVR (%) 47 48 Average LVR of new loans4 (%) 69 69 Average loan size ($’000) 210 214 Customers ahead on repayments1,5 (%) 61 59 74 Australian housing portfolio well collateralised Australian housing portfolio remains well collateralised Average dynamic LVR is 48% Modestly up compared to FY11, mainly due to declines in property valuations in some regions in 1H12, including QLD and WA Average LVR of new loans unchanged at 69% Average LVR at origination slightly higher, reflecting a modestly higher proportion of investor lending in new flows Consumer caution continues to see a significant proportion of customers ahead of scheduled mortgage repayments at 59% (excluding offset balances) Australian mortgage portfolio1,2,3 LVR distribution of portfolio (%) Australian mortgages ahead on payments1,4 by balance (%) 1 Includes WRBB and St.George (excl. RAMS). 2 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 3 Property valuation source Australian Property Monitors. 4 Average LVR of new loans is based on rolling 12 month window for each year end period. Includes WRBB and St.George (excl. RAMS). 5 Customer loans ahead on payments exclude equity loans/line of credit products as there is no scheduled principal payments. 6 ‘Behind’ is more than 30 days past due. 7 ‘On time’ includes up to 30 days past due. 6 7 Australian housing portfolio1,2,3 (%) Australian home loan customers ahead of payments1,5 (%)

Low losses and delinquencies in Australian housing portfolio

- Australian mortgage delinquencies remain below industry benchmarks, with total portfolio 90+ days delinquencies 52bps, down 2bps (down 1bp FY11/FY12)
- Early cycle (30+ days) delinquencies are also lower, at 119bps, down 23bps (down 4bps FY11/FY12)
- Good performance across segments reflects continued cautious consumer behaviour and current low levels of unemployment, as well as improved early collections activities, including better segmentation
- Across the states, there has been significant improvement in WA over 2012 and modest improvements in NSW and SA. VIC remains the best performing state although delinquencies are modestly higher compared to 2011. Despite some improvement, QLD continues to experience difficulties, reflecting challenges to tourism and the property market in that state
- Properties in possession 289, down significantly from 519 at FY11. This reflects lower inflow, as well as an increase in activity to clear portfolios
- Actual loss rates in the mortgage portfolio increased to $94m (net of insurance[1] claims) up $43m (up $50m FY11/FY12)
  - 3bps annualised
  - Increase over FY11 reflects softening property values in some regions
  - Loss rates remain low by international standards and reflect sound underwriting standards

Australian mortgages delinquencies and loss rates (%)



90+Past Due Total
90+First Home Buyer
90+Low Doc
90+Investor
30+Past Due
Loss Rates
2.5
2.0
1.5
1.0
0.5
0.0
Sep-08
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12

Australian mortgage 90+ days delinquencies (%)



ALL
NSW/ACT
VIC/TAS
QLD
WA
SA/NT
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12

1 Mortgage insurance claims 2H12 $17m (1H12 $13m and 2H11 $11m).

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 75

Westpac GROUP

76 Australian credit card portfolio has continued to perform well, largely driven by cautious consumer behaviour resulting in increased payment levels The average credit card payments to balance ratio continued its rising trend, up 12bps to 45.4% (up 72bps FY11/FY12) Balances increased moderately over recent periods reflecting Some growth in both WRBB and St.George cards following new product launches and campaigns Low system growth Total credit card 90+ days delinquencies were down 26bps to 92bps (down 12bps FY11/FY12) due mainly to consumer deleveraging, current low unemployment levels and improvement in risk and collections strategies Australian credit card portfolio continues sound performance 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month. ($m) (%) Australian credit card average payments to balance ratio1 (%) Australian credit cards

Lenders Mortgage Insurance managing risk transfer

- Westpac Group has one captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI)[1], which insures mortgages originated through all brands and channels
- Capital conservatively invested (cash and fixed interest) so returns primarily based on premium income and risk management
- All mortgages with origination LVR >90% insured with a third party since 2009 (prior to 2009 insured through WLMI)
- Mortgages with origination LVR between 80-90% and Low Doc between 60-80% are covered by WLMI. Westpac reduced its overall retained risk of higher LVR mortgages and further restructured the arrangement for mortgages originated from 1 October 2011
  - WLMI reduced its retained risk to 40% for both WRBB and St.George brands (down from 70%)
  - Retained risk for RAMS brand remains at 40%
  - Increased number of quota share providers from one to four parties (Genworth Australia, QBE LMI, Arch Re and Tokio Millenium)
  - Additional stop loss insurance with a separate party to cover potential extreme loss scenarios
- WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.33x MCR[2]
- Scenarios confirm sufficient capital to fund claims arising from events of severe stress (up to 1 in 250 years)
  - In a 1 in 250 years loss scenario, estimated losses for WLMI are $303m (net of re-insurance recoveries)
- 2H12 insurance claims $17m (1H12 $13m and 2H11 $11m)

Australian mortgage portfolio LMI coverage (%) at 30 September 2012



Not LMI insured
Insured by WLMI[3]
Insured by third party
74
15
11

Lenders Mortgage Insurance (LMI) structure from 1 October 2011



LVR >80% to ≤ 90% and Low Doc LVR >60% to ≤ 80% Covered by LMI
LVR >90% Covered by LMI
In-house Mortgage Insurance (WLMI)
External Mortgage Insurance (third party provider)
Retained risk
40% WRBB, St.George and RAMS risk
Quota share reinsurance
60% of WRBB, St.George and RAMS risk
Stop loss reinsurance
Protects retained risk

1 WLMI provides cover for residential mortgages originated under WRBB, St.George and RAMS brand. 2 Minimum Capital Requirements (MCR) determined by Australian Prudential Regulation Authority. 3 Insured coverage is net of quota share.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 77

Westpac GROUP

FULL YEAR BUSINESS UNIT PERFORMANCE 2012 COMPARISON OF 2H12 VERSUS 1H12 CASH EARNINGS (UNLESS OTHERWISE STATED)

79 Index Australian Financial Services Strategy Cash earnings Balance Sheet Asset quality 80 81 82 83 Westpac RBB FY12 Cash earnings 2H12 Cash earnings 2H12 Key features and metrics Westpac Local strategy 84 85 86 87 St.George FY12 Cash earnings 2H12 Cash earnings 2H12 Key features and metrics Brands Strategic priorities 88 89 90 91 92 BT Financial Group FY12 Cash earnings 2H12 Cash earnings 2H12 Key features and metrics Advice and private wealth Superannuation and platforms Asset management Insurance 93 94 95 96 97 98 99 Westpac Institutional Bank FY12 Cash earnings 2H12 Cash earnings Strategy Institutional Bank leadership Revenue Balance Sheet Asset quality 100 101 102 103 104 105 106 Westpac New Zealand FY12 Cash earnings 2H12 Cash earnings 2H12 Key features and metrics Balance Sheet Asset quality 107 108 109 110 112 Westpac Pacific 113

Benefits delivered by AFS structure and portfolio of brands

AFS

Benefits from new AFS structure

- AFS brings together a strong range of banking and wealth brands across Australia
- AFS model allows better co-ordination of our portfolio of brands, while enhancing brand distinctiveness, including
  - Improving growth opportunities and maintaining strong retention
  - Leveraging scale, maximising shared services, networks and facilities
  - Leveraging best practice across brands
  - Extending brand individuality to focus on core customer segments and target markets – deepening customer relationships
  - Further embedding one team approach leveraging opportunities for wealth cross-sell

AFS revenue per banking FTE[1] ($000)



596
641
Up 8%
FY11
FY12

FY12 achievements in AFS

- Cost savings achieved through operating model changes and productivity initiatives
- Improvements in sales force productivity with revenue per FTE up 8%
- Leveraging Westpac Local best practices through the St.George network including implementing consistent metrics between brands
- Deepening customer relationships with customers holding 4+ products up 200bps to 28.6% in St.George and 170bps to 30.2% in WRBB
- Improved wealth penetration with WRBB up 105bps to 20.8%[2] (sector leading) and St.George up 235bps to 15.0%[2] (now 3rd highest wealth penetration behind only WRBB and CBA brands, having had highest growth in wealth penetration over the last three years)

Future opportunities

- More active portfolio management across our products, customer segments, brands, and channels
- Redirect resource to areas of higher growth, such as wealth, growth states, and specialised industry portfolios
- Driving productivity and frontline sales effectiveness through improved banker capability
- Lifting service quality and getting the simple things right
- Simplifying our product sets, processes and services
- Further build our digital capabilities to create further efficiencies

1 Based on average FTE. 2 Refer to slide 119 for Wealth penetration metrics provider details.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 80

81 AFS Cash earnings up 13% in 2H12, all businesses contributing Cash up 5% Cash earnings movement ($m) Down 4% Cash earnings contributions ($m) Cash earnings up 13%, Core earnings up 8% Driven by strong growth across all divisions Net Interest income up $154m (up 4%) with sound volume growth and margins well managed, up 5bps Non-interest income up $125m (up 8%) driven by increased line fees, financial market sales and insurance income Expenses well managed, only up $39m (up 1%), with productivity savings helping to make room for continued investment, particularly Bank of Melbourne and BT financial planner growth. Expense to income ratio down 150bps to 45.2% Impairment charges down $65m (down 14%) due to further improving performance in the consumer portfolio and deleveraging in commercial property Key features of AFS in 2H12 Core up 3% Cash earnings movement ($m) Down 4% Up 13% Cash earnings contributors (% FY12) Up 13% AFS

AFS

AFS deposit growth above system, fully funding loan growth

Westpac st.george BT

- Strong deposit growth exceeded loan growth, improving the deposit to loan ratio 230bps to 58.1% (up 430bps FY11/FY12)
- Deposits up $13.6bn or 6% (up 12% FY11/FY12)
  - Strong growth in Term deposits in 1H12 and strong growth in other deposits in 2H12
- Housing up $6.3bn or 2% (up 4% FY11/FY12)
  - Focused on service led strategy with strong retention
  - Prioritised proprietary lending, 59% of FY12 flows
- Other lending flat (up 1% FY11/FY12)
- Business lending up 2% (up 2% FY11/FY12)
  - Solid growth in WRBB business lending up 3% in 2H12
  - Working with business customers to ensure appropriate margins and meeting their FX and interest rate hedging needs

Westpac Group market share over last 4 years[1,2,3] (%)



Housing
Total lending
Retail deposit
Wealth platforms
21.1
20.4
20.0
19.7
23.8
21.6
21.2
20.8
FY08
FY09
FY10
FY11
FY12

AFS customer deposit to loan ratio (%)



53.8
55.8
58.1
2H11
1H12
2H12

AFS balance sheet growth (6 month % chg)



Housing
Business
Deposits
3
0
6
2
0
5
2
2
6
2H11
1H12
2H12

AFS deposit growth ($m)



214.3
12.8
(1.4)
225.7
2.4
11.2
239.3
Up 5%
Up 6%
2H11
Term deposits
Other deposits
1H12
Term deposits
Other deposits
2H12

1 RBA Banking Statistics, September 2012. 2 RBA Banking Statistics, September 2012. 3 Plan for Life, June 2012, All Master Funds Admin.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 82

Westpac GROUP

AFS maintaining strong risk profile, consumer impairment charges lower 83 Stressed exposures as a % of TCE2 at 198bps, down 5bps (down 17bps FY11/FY12) Impaired assets down 1bp to 47bps (down 3bps FY11/FY12) 90+ days past due down 8bps to 47bps (down 9bps FY11/FY12) Watchlist and substandard up 3bps to 104bps (down 6bps FY11/FY12) Mortgage 90+ days delinquencies down 2bps to 52bps (down 1bp FY11/FY12) Credit cards 90+ days delinquencies down 27bps to 92bps (down 12bps FY11/FY12) Impairment charges down 14% to $399m Consumer impairment charges down $99m, with improvement in early cycle delinquencies, attributed to ‘cautious consumer’ behaviour and strong collections performance driving a lower CAP charge Business impairment charges up $34m, driven by higher CAP charges 1 Refer slide 120 for asset quality definitions. 2 TCE is Total Committed Exposure. Down 14% Strong risk profile1 Movement in impairment charges ($m) 90+ days delinquencies (%) Stressed exposures as a % of TCE2 (%) Down 14% Movement in impairment charges ($m) AFS 1.98

Strong growth with deepening customer relationships, productivity gains and reduced risk profile

WRBB

Westpac

Cash earnings movement ($m)



1,850
138
93
8
118
(93)
2,114
Up 14%
FY11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY12

Core earnings ($bn)



3.06
3.17
3.41
FY10
FY11
FY12

WRBB movement in key metrics

	FY11	FY12		Change on FY11
Customer deposit to loan ratio (%)	51.7	55.3	↑	360bps
Margins (%)	2.26	2.23	↓	(3bps)
Revenue per FTE[1] ($'000)	563	617	↑	10%
Expense to income (%)	49.3	47.5	↓	(180bps)

Movement FY12 – FY11

Cash earnings	↑	14%	• Cash earnings up 14% to $2,114m
Core earnings	↑	8%	• Core earnings up 8% to $3,409m
Net interest income	↑	3%	• Strengthened balance sheet with deposit growth of 11%, ahead of system[2] • Deposit to loan ratio improved to 55.3% (up 360bps) • Mortgages up 3%, with strong customer retention. Business lending up 4%
Margins	↓	3bps	• Margins compressed 3bps to 2.23%. Main drivers – Deposit spread and mix declined 16bps with competition in lower spread term deposits – Lending spreads improved 17bps, aided by higher business spreads and repricing of mortgages
Non-interest income	↑	9%	• Deeper customer relationships drove higher financial market sales helping more customers manage FX and rate risk • Increased business lending line fees • Higher credit card reward activity
Expenses	-	Flat	• AFS restructure and productivity initiatives reduced FTE[1] by 606 • Helped offset 4% salary increases, SIPs investment costs and increased property costs
Impairment charges	↓	22%	• Impairment charges down $118m to $429m • Consumer impairment charges down $89m, due to strong collections performance and lower delinquencies • Business impairment charges down $29m from lower stressed asset levels

1 Based on average FTE. 2 APRA banking statistics, September 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 84

Westpac GROUP

Stronger 2H12 with increased margin and improved sales productivity driving strong core earnings

WRBB

Westpac

Cash earnings movement ($m)



960
(17)
34
13
56
(45)
1,001
70
22
19
7
(6)
1,113
Up 4%
Up 11%
2H11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H12

Core earnings ($bn)



1.55
1.62
1.65
7%
1.76
1H11
2H11
1H12
2H12

Net interest margin (%)



2.27
2.21
(12bps)
2bps
15bps
0
(1bp)
2.25
Up 4bps
2H11
1H12
Deposit spread
Deposit mix
Asset spread
Asset mix
Wholesale funding & other
2H12

Movement 2H12 – 1H12

Cash earnings	↑	11%	• Cash earnings up 11% to $1,113m
Core earnings	↑	7%	• Core earnings up 7% to $1,760m
Net interest income	↑	3%	• Strengthened balance sheet with deposit growth of 5%, ahead of system[1] • Deposit to loan ratio improved to 55.3% (up 180bps) • Loans up 2%, with strong retention of consumer customers, margin management and continued growth in business lending, up 3%
Margins	↑	4bps	• Margins up 4bps to 2.25%. Main drivers • Deposit spreads declined 12bps with competition, offset slightly by mix affects • Lending spreads improved 15bps, through improved business spreads and repricing of mortgages
Non-interest income	↑	4%	• Strong collaboration with WIB contributed to higher market sales income as customers managed risk • Increased business line fees • Partly offset by lower credit card reward activity
Expenses	↓	1%	• FTE reductions, significantly improved productivity across frontline roles and reduced discretionary spend • This more than offset salary increases and a rise in operating lease rentals
Impairment charges	↓	3%	• Impairment charges down $7m to $211m • Consumer impairment charges down $29m, improvement in 30+ days credit card and 90+ days mortgage delinquencies • Business impairment charges up $22m due to a review of provisioning for existing facilities and some increase in customer financial stress in retail sector
Tax and NCI	↑	1%	• Tax benefit from leasehold improvements

1 APRA banking statistics, September 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 85

Westpac GROUP

Engaged employees and deeper customer relationships driving growth

WRBB

Westpac

Key features of 2H12

- Increased momentum continued from Westpac Local strategy of meeting more customer needs, combined with disciplined pricing, expenses and risk management
- Improved key metrics, include
  - Strong balance sheet with 180bps increase in deposit to loan ratio
  - One team benefits with highest wealth penetration of major banks[1] at 20.8%, up 57bps, and higher business revenue from delivering more debt market solutions to WRBB customers to manage FX and rate risk
  - Customers up 1% and those with 4+ products up 70bps to 30.2%
  - 2nd in market share for both online /mobile (active mobile customers up 213,000 or 22%)[2]
  - Strong growth in transaction banking solutions, driving account balances up 9.7%
  - Business lending growth of 3%
  - Leaner operating model with process efficiencies helping to reduce FTE 4%, and improving banker productivity with revenue per FTE[3] up 7%

Deeper customer relationships

- Making banking easier through new developments in mobile and online, including the iPad app launch, which has already reached 70,000 active customers in first two months
- Local teams with improved capability are more able to meet a broader range of customer needs across transaction, savings, insurance, investment and superannuation
  - Supported business customers to improve their risk management through an increase in interest rate hedging (hedging ratio increased from 19% to 26%)
- Driving more value from broker introduced customers, with 75% of customers having 4+ products
- Best practice banker accreditation for business banking staff, supported the creation of specialist industry segments, driving growth in target sectors including natural resources, health and business services
- Focus on service quality and delivering customer solutions reduced customer complaints by 18% in FY12 to their lowest levels since 2003

Key employee / customer metrics

	2H11	1H12	2H12		Change on 1H12
Employees (#FTE)[3]	11,023	10,747	10,287	–	(4%)
Employee engagement (%)	85	n/a	89	✓	400bps[4]
Women in senior leadership (%)	43	44	45	✓	100bps
Customers[5] (#m)	5.90	6.01	6.08	✓	1%
Active mobile customers (#m)	0.7	1.0	1.2	✓	22%
Active online customers (#m)	2.1	2.2	2.3	✓	4%
NPS – Consumer affluent[6] (rank)	3rd	4th	4th	–	Flat
NPS – Business SME[6] (rank)	1st	1st	2nd	✗	(1)
Customer retention (%)	97.6	97.9	97.6	✗	(29bps)
Customers with 4+ products (%)	28.5	29.5	30.2	✓	70bps
Average products per customer[7] (#)	2.68	2.71	2.80	✓	3%
Wealth penetration (%)[1]	19.8	20.3	20.8	✓	57bps

1 Refer to slide 119 for Wealth penetration metrics provider details. 2 Roy Morgan, September 2012. 3 Based on average FTE. 4 Change over year as data not collected on half yearly basis. 5 Customer numbers restated for consistent customer methodology across brands. 6 Refer slide 120 for NPS definition and source. 7 Roy Morgan Research, Total Banking & Finance (incl. Work Based Super) customers aged 14+, 6 month rolling average.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 86

Westpac GROUP

87 Westpac Local strategy continuing to drive sustainable uplift across key metrics1 1 Slight variances may occur due to business movements within divisions over this period of time. 2 Based on average FTE. 3 Refer to slide 119 for Wealth penetration metrics provider details. Revenue per FTE2 ($’000) Customer deposit to loan ratio (%) Core earnings ($m) Employee engagement (%) Customers with 4+ products (%) Customers with wealth products3 (%) WRBB

St.George repositioning completed

Cash earnings movement ($m)



1,233
36
16
(18)
(40)
4
1,231
Flat
FY11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY12

Core earnings ($bn)



2.04
2.16
2.19
FY10
FY11
FY12

Movement FY12 – FY11

Cash earnings	-	Flat	• Cash earnings flat (down $2m) at $1,231m
Core earnings	↑	2%	• Core earnings up $34m (2%) at $2,190m
Net interest income	↑	1%	• Strengthened balance sheet with deposit growth of 14% ahead of system[2] • Deposit to loan ratio improved to 54.8% (up 490bps) • Mortgages up 5%, consumer finance up 13% and business loans down 1%
Margins	↓	3bps	• Margins down 3bps to 2.12% • Improvement in asset spread offset by increase in relative deposit costs and wholesale funding
Non-interest income	↑	3%	• Higher financial markets sales income as customers increased their use of hedging to manage FX and interest rates
Expenses	↑	1%	• Productivity benefits largely offset investment in Bank of Melbourne expansion, with an additional 12 branches opened in FY12
Impairment charges	↑	10%	• Impairment charges were up $40m to $433m. This was largely driven by business impairments, with commercial property losses well down • Consumer impairment charges up $5m • Business impairment charges up $35m, due to a comparatively low result in 1H11. Stress levels have reduced 7.5% in FY12 and are down 17.3% since FY10

St.George movement in key metrics

	FY11	FY12		Change on FY11
Customer deposit to loan ratio (%)	49.9	54.8	↑	490bps
Margins (%)	2.15	2.12	↓	(3bps)
Revenue per FTE[1] ($'000)	667	691	↑	4%
Expense to income (%)	38.0	38.0	-	Flat

1 Based on average FTE numbers. 2 APRA Banking Statistics, September 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 88

89 St.George delivering improved growth in 2H12 Movement 2H12 – 1H12 Cash earnings 14% Cash earnings up 14% to $657m Core earnings 6% Core earnings up 6% to $1,129m Net interest income 5% Strengthened balance sheet with deposit growth of 9% ahead of system1 Deposit to loan ratio to 54.8% (up 310bps) Mortgages up 3%, consumer finance up 6% and business lending flat Margins 8bps Margins up 8bps to 2.16%. Main drivers Deposit spreads declined 10bps with increased competition Lending spreads improved 18bps, primarily through repricing of mortgages Non-interest income 2% Growth in credit card transaction fees including foreign purchases and ongoing repricing of business line fees Expenses 2% Productivity benefits largely offset Bank of Melbourne expansion (additional 7 branches over half) and higher restructuring charges as part of St.George repositioning Impairment charges 20% Impairment charges were down $47m to $193m. This was largely driven by lower consumer impairment charges with a 2bps decline in mortgage 90+ day delinquencies and other consumer delinquencies down 11bps Consumer impairment charges down $60m Business impairment charges up $13m, underlying business quality trend has improved Up 14% Down 8% Up 8bps Core earnings ($bn) Cash earnings movement ($m) Net interest margin (%) 6% 1 APRA Banking Statistics, September 2012.

Solid momentum in key operating metrics with reinvigorated strategy

Key features of 2H12

- St.George has seen improved momentum in 2H12 with a reinvigorated strategy. Sustainably improved share in mortgages, deposits, and wealth
- Continued to strengthen the balance sheet with improved deposit to loan ratio, lower property exposure and good asset quality
- Improved customer retention and proprietary mortgage growth of 3.2%. Increased share in cards and personal loans
- Customer numbers up 2%, with Bank of Melbourne customers up 6%
- Growth in wealth penetration[1] significantly higher than majors, up 96bps to 15.0% (now 3rd highest wealth penetration behind only WRBB and CBA brands)
- BT Super for Life customers up 23%
- Retained lead on majors in NPS[3]
- Bank of Melbourne is delivering to plan and RAMS move into the deposit market has been very successful
- Strong improvement in employee engagement and advocacy

Driving distinct proposition in each market

- Strengthening position as a regional alternative to majors. To ensure brand distinctiveness and enhanced value we are progressing five key distinctive elements
  - Via improved training, build the best team of bankers that proactively help customers grow, know customer needs, and have the strongest credit skills
  - Customer led strategy of SME and MyBank
  - Fast decisions and hassle free banking through improved productivity
  - Smarter banking by providing innovative customer solutions in online, mobile and everything we do
  - Profitable growth, strong bank generating a sound shareholder return and growing by helping customers and communities prosper

Key metrics

	2H11	1H12	2H12		Change on 1H12
Employees (# FTE)[2]	5,206	5,105	5,108	-	Flat
Employee engagement (%)	78	n/a	83	✓	500bps[3]
Women in senior leadership (%)	36	38	40	✓	200bps
Customers (#m)	3.03	3.09	3.16	✓	2%
Active mobile customers (#m)	0.25	0.34	0.40	✓	18%
Active online customers (#m)	0.93	0.96	1.02	✓	6%
NPS – Consumer[4] (rank)	1st	1st	1st	✓	-
NPS – Business[4] (rank)	1st	1st	1st	✓	-
Customer retention[5] (%)	93.2	93.6	93.7	✓	10bps
Customers with 4+ products[5]	26.6	27.5	28.6	✓	110bps
Avg. products per customer (#)	2.52	2.54	2.58	✓	2%
Wealth penetration[1] (%)	12.6	14.0	15.0	✓	96bps
BT Super for Life customers ('000)	42	56	68	✓	23%

1 Refer to slide 119 for Wealth penetration metrics provider details. 2 Based on average FTE. 3 Change over year as data not collected on half yearly basis. 4 Refer slide 120 for NPS definition and source. 5 Excludes RAMS.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 90

All brands on a firm footing for profitable growth

Cash earnings by brand ($m)



622
574
57
11
9
6
657
2H11
1H12
St.George
BankSA
Bank of Melbourne
RAMS
2H12

St.George in 2H12

- St.George (NSW/QLD/ACT/WA) cash earnings were higher aided by mortgage growth in both proprietary and broker channel; margin improvement; and reduced expenses. Impairments significantly lower
- Large uplift in wealth penetration in NSW/ACT, up 145bps to 13.5% of customers[2]
- St.George continues to lead customer advocacy across NSW and ACT in both business and retail versus the majors
- Customer growth of 1% and proportion of customers with 4+ products up 100bps to 28.8%
- Strong deposit growth with an improvement in the deposit to loan ratio of 300bps to 65%

BankSA in 2H12

- BankSA cash earnings higher due to a good mix of volume and margin growth. Expenses flat with disciplined management. Impairments were well contained
- Growing market share in deposits and home loans in a low growth environment
- Bank nearly 1 in 3 of population in South Australia
- Deepening customer base, customers with 4+ products up 110bps to 28.3%
- 12 BankSA branches celebrated their 100th birthday during FY12

Local Bank footings by State[1] (%)



30
25
20
15
10
5
-
Local banks outside home state
Local banks in home state
BankSA
Bankwest
Bank of Qld
Suncorp
St.George
SA
WA
QLD
NSW & ACT
VIC

Bank of Melbourne in 2H12

- Bank of Melbourne cash earnings growth funding expansion. Impairment charges lower
- Mortgage and deposit growth substantially ahead of Victorian system[3]
- Bank of Melbourne first year of operation delivered 35% deposit growth to $7.6bn; 10% lending growth to $17.1bn; 13% customer growth; and a 164bps lift in customers with 4+ products to 27.3%
- Strong uplift in wealth penetration up 211bps to 18.9%

RAMS in 2H12

- RAMS cash earnings higher, with growth in home loans and deposits. Slightly higher expenses associated with launch of deposit products. Impairments improved due to focus on delinquency management
- RAMS launched deposits to customers at the end of May 2012 and have surpassed $1.1 billion or 25,000 customers. 87% of customers were new to RAMS
- RAMS increased online presence with a 123% increase in customers in 2H12

1 Roy Morgan research January – December 2010, respondents aged 14+, mainly excludes small business. Footings include Deposits, Mortgages, Personal, Lending, and major cards. 2 Refer to slide 119 for Wealth penetration metrics provider. 3 APRA deposit and housing market share growth for Victoria, September 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 91

Strategic priorities to deliver profitable growth

st.george | BankSA | Bank of Melbourne | RAMS

Best Bankers, driving strong employee engagement (%)



80
81
78
83
Jul-09
Jul-10
Jul-11
Jul-12

Revenue per FTE[1] ($'000)



326
341
338
354
1H11
2H11
1H12
2H12

MyBank customer profile

Transaction account with a regular major deposit

+

Frequent transactors

+

At least two core customer needs met

Savings & Investments | Credit card | Borrowing | Protection Assurance | Wealth

Grow under represented SME customer base

- St.George has a strong commercial business offer, however, the SME segment is under served. A significant growth opportunity exists through the following initiatives
  - New hub distribution model focused on efficient access to specialists using online, video and mobile
  - Relationship based approach supported by emerging technologies
  - Convenience with 24 hour lobbies, coin counters and dispensers

Continue to drive wealth and insurance cross sell[2] (bps)

Increase in wealth penetration of customers each half



St.George
Peer 1, Peer 2, Peer 3 (Average)
139
103
(7)
45
(2)
85
18
48
96
(5)
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12

Maintain leadership in Innovation

- Leverage strong heritage of online/mobile capability
  - First internet banking (1995)
  - First to send SMS alerts (2003)
  - First savings/transaction accounts opened via mobile devices (2010)
  - First mobile credit card applications (2012)
- Provide innovative customer solutions
  - Pay anyone via mobile (April 2012)
  - Budget tool (June 2012)
  - PropertyMate (August 2012)

1 Based on average FTE. 2 Refer to slide 119 for Wealth penetration metrics provider details. St.George improvement in wealth penetration each six months versus a simple average of Peer 1, Peer 2 and Peer 3 improvement.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 92

Westpac GROUP

Solid underlying business momentum offset by weaker markets and continued strategic investment

BT Financial Group

Cash earnings movement ($m)


729
(54)
(37)
176
(70)
8
(48)
(80)
(5)
34
653
FY 11
FY 11 One Offs 1
LMI
Flows
Markets
Other Revenue
Strategic Investment
Expenses
Impairments
Tax and MI
FY12

Cash earnings ($m)


729
(101)
21
4
653
FY11
Funds Management
Insurance
Capital and Other
FY12

Cash earnings FY12 - FY11 down 10%

Funds management	↓	22%	• Down $101m to $357m driven by – Decline in the average ASX200 of 8% – FY11 one offs (that increased FY11) – Increased investment – Partially offset by positive flows
Insurance	↑	11%	• Up $21m to $220m driven by – Growth in Life and General Insurance (from expanded distribution and improved cross-sell) – Lower catastrophe claims of $8m – Lenders Mortgage Insurance (LMI) book de-risking of $26m cash earnings ($37m revenue)

Movement FY12 - FY11

Flows	↑	9%	• Flows revenue up $176m (9%) • J O Hambro, acquired in FY12, contributed $71m of revenue • 19% growth in Life in-force premiums and 16% growth in General Insurance gross written premiums • All platforms (including corporate super) market share increasing 90bps to 20.8%[2,3] and positive annual flows of $7.2bn[2,3] • Advice new business revenue up 34% driven by growth in planner footprint and productivity combined with focus on High Net Worth and Prime of Life[4] customers
Markets	↓	3%	• Revenue related to market movements down $70m (3%) • Average ASX200 declined 8%, negatively impacting FUM and FUA related revenue • Margin lending and broking volumes down due to weak investor sentiment
Expenses	↑	13%	• Expenses including strategic investment up $128m (13%) • J O Hambro expenses of $51m offset by pre-acquisition costs of $13m in FY11 • Strategic investment up $48m, with a focus on growing planners and investment in platform technology • BAU expense growth up $42m (4%)

1 FY11 One Offs include: profits on the sale of single manager rights; changes in the accounting treatment for certain deferred income and expense items and J O Hambro FX gains. 2 Plan for Life, June 2012, All Master Funds Admin. 3 Includes Westpac Staff Super of $3.0bn and St.George Staff Super of $0.3bn. 4 Prime of Life customers are defined as those between 45 and 65 years of age.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 93

Westpac GROUP

Solid underlying performance in 2H12

BT Financial Group

Cash earnings movement ($m)



301
3
57
(6)
34
16
(4)
(39)
11
(21)
352
1H12
LMI
Flows
Markets
Catastrophe Claims
Other revenue
Strategic Investment
Expenses
Impairments
Tax and MI
2H12

Cash earnings ($m)



301
5
54
(8)
352
1H12
Funds Management
Insurance
Capital and Other
2H12

Cash earnings 2H12 - 1H12 up 17%

Funds management	↑	3%	• Up $5m to $181m – 1% improvement in average ASX200 – New business revenue in Advice – Partially offset by weak Equities business
Insurance	↑	65%	• Up $54m to $137m – Good growth in Life and General Insurance – Lower catastrophe claims of $24m ($34m revenue)

Movement 2H12 – 1H12

Flows	↑	6%	• Flows revenue up $57m (6%) • Continued growth in Life and General Insurance with 11% growth in Life in-force premiums and 9% growth in General Insurance gross written premiums • Advice new business revenue up 30% driven by additional planners and productivity combined with continued focus on High Net Worth and Prime of Life[1] customers
Markets	↓	1%	• Revenue related to market movements down $6m (1%) • Continued weak investor confidence has impacted margin lending and broking volumes in 2H12 • Average ASX200 improved 1%, positively impacting FUM and FUA related revenue • Capital returns lower by $6m principally due to investment earnings
Catastrophe claims	↓	85%	• Catastrophe claims seasonally lower by $34m
Expenses	↑	8%	• Expenses including strategic investment up $43m (8%) • BTIM / J O Hambro up $3m (1%) • Strategic investment up $4m (1%) with a focus on investment in platform technology • BAU expense growth up $36m (7%)

1 Prime of Life customers are defined as those between 45 and 65 years of age.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 94

Westpac GROUP

BT Financial Group

Continued industry leadership on many key metrics

Key features of 2H12

- Cross sell continues to improve wealth penetration[1] with Westpac Group leading the sector at 18.4% (WRBB up 57bps to 20.8% maintaining #1 for brand penetration and St.George up 96bps to #3 at 15%)
- Increased FUA share in All Platforms (including corporate super) by 10bps to 20.8%[2] and maintained #1 share of annual net flows at 87%[2]
- Continued investment in the advisor network with 19% growth in aligned planners to 565
- Sector leading revenue per adviser[3] (WRBB Financial Planners), SGB Financial Planners above Bank sector median
- Insurance premium growth above system[4], with strong sales in Life Insurance through the IFA network (up 33%). General Insurance gross written premiums up 9% and Life Insurance in-force premiums up 11% in the second half

Average FUM / FUA

	2H12		FY12	
	$bn	2H12 -1H12 % mov't	$bn	FY12 - FY11 % mov't
BT Wrap/Asgard FUA	69.4	3	68.4	(2)
Corporate Super[5]	12.7	8	12.3	38
Other FUA	3.3	6	3.2	3
Total FUA	**85.5**	**4**	**84.0**	**3**
Retail FUM	15.1	(0)	15.1	(7)
Institutional FUM	18.2	6	17.7	28
Wholesale FUM	21.1	6	20.5	41
Total FUM	**54.4**	**4**	**53.3**	**20**

Key metrics

	2H11	1H12	2H12		Change on prior period
Employees (# FTE)[6]	3,714	3,739	3,833	-	3%
Employee engagement (%)	79	n/a	85	✓	600bps[7]
Women in senior leadership (%)	42	38	40	✓	200bps
Advisers (salaried and aligned) (# spot)	1,023	1,023	1,112	✓	9%
Revenue per adviser ($000's)[8]	120	115	120	✓	4%
Customers with a Wealth product (#m)	1.6	1.7	1.7	✓	1%
Customers with an Insurance product (#m)	1.4	1.4	1.5	✓	5%
Wealth penetration Westpac Group customers[1] (%)	17.0	17.7	18.4	✓	75bps
BT Super for Life (retail) customers (#'000)	253	288	314	✓	9%
BT Super for Life (retail) FUM ($bn)[9]	1.5	2.0	2.3	✓	18%
Life Insurance market share (%)[4]	7.8	8.2	8.9	✓	72bps
Home & Contents market share (%)	3.9	4.1	4.2	✓	10bps
Total deposits ($bn)	18.4	19.5	19.9	✓	2%

1 Refer to slide 119 for Wealth penetration metrics provider details. 2 Plan for Life, June 2012, All Master Funds Admin. 3 Comparator September 2012 data from 1 July 2004 to 30 June 2012. 4 Plan for Life data (new sales includes sales, premium re-rates, age and CPI indexation), June 2012. 5 Includes Westpac Staff Super of $3.0bn and St.George Staff Super of $0.3bn. 6 Based on average FTE. 7 Change over year as data not collected on half yearly basis. 8 Revenue per spot adviser includes salaried and aligned. 9 Excludes Westpac Staff Super Plan of $3.0bn and St.George Staff Super plan of $0.3bn.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 95

Westpac GROUP

Financial planner growth delivering new business sales momentum

BT Financial Group

Key features of 2H12

- BT Select established and launched in July 2012
- Aligned financial planners up 19% to 565
- Expanded distribution to aligned and Independent Financial Advisers (IFAs) with launch of "BT Protection Plan" through IFA network (joint winner of the 2012 Plan for Life/AB&F Innovation Award)
- Market leading revenue per WRBB salaried planner
- Advice new business sales revenue up 30% with planner growth and improved productivity
- Life Insurance sales by salaried, aligned and IFAs up 38%
- Westpac Group wealth penetration increase of 75bps to 18.4%[1] leads peers
- New client Private Wealth acquisition improved 23%
- Private Wealth business awarded outstanding institution ($10m-30m) at Australian Private Banking Awards, 2012

Wealth penetration[1] (%)



Peer 1,2 & 3
SGB
WRBB
WBC Group
20.8%
18.4%
18.4%
15.0%
14.9%
14.1%
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12

Growth in aligned and salaried planners (#)



Aligned planners
Salaried planners
1200
1000
800
600
400
200
0
up 19%
1H11
2H11
1H12
2H12

Life Insurance sales by retail planners ($m)



IFA (including aligned planners)
Salaried planners
11.8
18.6
17.0
20.8
19.4
35.6
38.8
53.4
up 38%
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12

Market leading revenue per planner[2,3] ($000)



Bank median
WRBB salaried planner
SGB salaried planner
486
304
288
2004
2006
2008
2010
2012

1 Refer to slide 119 for Wealth penetration metrics provider details. 2 Comparator September 2012 data from 1 July 2004 to 30 June 2012. 3 Includes salaried planners only.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 96

Westpac GROUP

Platforms and superannuation performing above peers

BT Financial Group

Key features of FY12

- Ranked #1 on All Platforms (including corporate super) with FUA share up 90bps to 20.8%[1,2]. Ranked #1 for annual net flows of $7.2bn[1,2] (87%[1,2] of total net market flows)
- Corporate Super market share up 350bps to13.8%, ranked 3rd (up from 5th year on year). Ranked #1 for share of annual net flows of $3.9bn (69%[1,2] of total market flows)
- Ranked #3 for All Retail Super (including All Retail Retirement) FUA and #1 for annual net flows with 61%[1,2] market share
- Asgard Infinity (a pay for what you use platform solution launched in October 2011) reached $2.3bn in FUA. Won Investment Trends' "Best New Product 2012" award
- Open architecture platform model preferred by independent financial planning groups, up 4.5% to 11,500 in FY12
- BT Wrap awarded "Best Retail Platform Investments", AFR 2012 Blue Ribbon Smart Investor Awards
- BT Super for Life (Retail) FUM up 51% on FY11 to $2.3bn, with 314,000 customers. BT Super for Life (Corporate) FUA $3.8bn[2] with 40,000 customers

BTFG FUA market share growing strongly (all Platforms)[1,2] (%)


WBC/BTFG
Peer 1
Peer 2
Peer 3
19.9%
20.0%
19.9%
20.7%
20.8%
18.6%
18.5%
18.4%
17.9%
17.6%
16.6%
16.6%
16.6%
16.7%
16.6%
13.1%
13.4%
13.8%
14.0%
14.5%
Jun-10
Dec-10
Jun-11
Dec-11
Jun-12

Asgard Infinity FUA ($m)


3
87
248
383
610
849
1,053
1,295
1,549
1,791
2,087
2,292
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12
Mar-12
Apr-12
May-12
Jun-12
Jul-12
Aug-12
Sep-12

BT Super for Life (retail) customer growth & FUM


(000's)
($bn)
SGB customers (LHS)
WRBB customers (LHS)
FUM (RHS)
350
300
250
200
150
100
50
0
2.5
2.0
1.5
1.0
0.5
0.0
128
191
253
314
Sep-09
Sep-10
Sep-11
Sep-12

Net flows (half year) $bn – All Platforms rank #1[1,2,3]


WBC/BTFG
Peer 1
Peer 2
Peer3
1.9
0.4
0.9
1.8
4.9[2]
(0.4)
0.4
1.4
2.3[2]
(1.8)
0.7
1.6
Jun-11
Dec-11
Jun-12

1 Plan for Life, June 2012, All Master Funds Admin. Peer 1, 2 and 3 are the largest competitors by FUA (excluding BTFG). 2 Includes Westpac Staff Super transfer of $3.0bn in October 2011 and St.George Staff Super plan transfer of $0.3bn in April 2012. 3 Investment Trends Platform Competitive Analysis and Benchmarking Report June 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 97

Westpac GROUP

Well represented across asset management styles

FUM by asset manager and asset classes[1] (%)



Asset Manager
Sept 2011
Sept 2012
14
22
64
J O Hambro
BTIM
Advance
3
9
28
31
18
11
22
6
15
31
23
Property
Diversified
Fixed income
Cash
Intl equities
Australian equities

Over FY12 lower cash/fixed income and increased diversified (multi-asset classes)

BTIM - global asset manager[3]

- BTIM is separately managed and listed on the ASX, with majority share (64.5%) consolidated into BTFG
- BTIM Spot FUM up 5% on FY11 to $34.4bn
- Positive flows through the Westpac channels in BT Super for Life, Corporate Super funds and the Fixed Interest funds were offset by cautious market sentiment and legacy retail product redemptions ($1.7bn)
- Performance has been particularly strong in the long/short, small cap, and micro cap funds
- 71% of pooled funds above benchmark (3 years)
- Launching two new funds: (a) Emerging Market product in Q412 and (b) Equity Income Fund series in Q113

Ascalon & Advance fund managers

Ascalon – stable of boutique managers

- Continued strong FUM[2] growth and positive net flows
- 10 boutique managers including 3 in Asia. Regal (30% minority stake acquired in July 2010) won "Australian Equities Long Short" category at the 2012 Money Management/Lonsec Fund Manager of the Year Awards and "Best Asian Relative Value Fund" for 3rd consecutive year for its Regal Amazon Market Neutral Fund at 2012 Eurekahedge Asian Hedge Fund Awards

Advance – manager of managers

- Spot FUM up 22% on FY11 to $13.1bn
- 81% of funds above benchmark (3 years)
- Awarded best "Multi-strategy/fund of hedge fund" for the Advance Alternative Strategies Multi-Blend fund at the Professional Planner/Zenith Fund Awards

J O Hambro fund manager

- J O Hambro (European fund manager) was acquired on 26 October 2011 by BTIM and has been successfully integrated during the year with no loss of key personnel
- Continued strong FUM growth (FUM up 23% on FY11) to $12.2bn with positive fund flow in a tough European market
- Maintained and improved asset consultant ratings with the JOHCM Global Select and JOHCM Asia funds being re-rated as 'buy' by Towers Watson
- 78% of funds above benchmark (3 years)

1 September 2011 asset allocated adjusted for acquisition of J O Hambro. 2 Represents FUM of boutique investment managers in which Ascalon Capital Managers Limited (Ascalon) holds minority ownership interests. These boutiques are not part of the Westpac Group of companies and it is not intended to attribute the FUM to Ascalon or any other entity of the Westpac Group. 3 BTIM excluding J O Hambro.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 98

Strong growth in Life and General Insurance

Key features of 2H12

- Growth in Life and General Insurance driven by extended distribution of Life products through network and increased bank sales of General Insurance
- Life Insurance growing new business sales at nearly twice the rate of market over FY12 (up 30% versus 14% for market[1])
- General Insurance market share up 10bps to 4.2%[2] over 1H12 benefitting from strong national marketing campaigns promoting our comprehensive policy coverage. Seasonal decline in loss ratios to 54% for 2H12 contributed to result
- Westpac Group Home and Contents penetration up 20bps over 1H12 to 7.2%[3]
- Lenders Mortgage Insurance only 17% of 2H12 insurance earnings as we have de-risked the portfolio. One of the lowest loss ratios in the industry
- Well placed to address the new Life Insurance and General Insurance capital requirements with no significant additional capital impact anticipated

Insurance cash earnings contribution ($m)



Life
LMI
General
75
37
55
(17)
124
22
36
66
83
22
66
(5)
137
41
24
72
1H11
2H11
1H12
2H12

Home and Contents penetration[3] (%)



Peer 1,2 & 3
SGB
WBC Group
WRBB
8.8%
8.2%
7.2%
4.5%
3.7%
2.1%
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12

Life Insurance market share[1] (%)



WBC/BTFG
Avg of next Top 4
Peer 1
Peer 2
15.6%
15.4%
11.4%
7.9%
15.5%
14.8%
10.4%
8.9%
Jun-10
Dec-10
Jun-11
Dec-11
Jun-12

Lenders Mortgage Insurance (LMI)



Cash earnings contribution ($m)
Retained Business (80-90% LVR & 60-80% LVR Low Doc)
>90% LVR Business
35
31
37
36
22
24
1H10
2H10
1H11
2H11
1H12
2H12

1 Source: Plan for Life data (new sales includes sales, premium re-rates, age and CPI indexation), June 2012. 2 Source: APRA statistics based on Gross Earned Premiums (GEP) March 2012. 3 Refer to slide 119 for Wealth penetration metrics provider details. Peer 1, 2 and 3 represent the major banks.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 99

Strong core earnings from increased customer flows

Westpac Institutional Bank

Cash earnings movement ($m)



1,427
6
302
(49)
(217)
4
1,473
Up 3%
FY11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY12

Core earnings ($m)



2,099
1,944
2,203
FY10
FY11
FY12

WIB Key metrics

	FY11	FY12		Change on FY11
Deposit to loan ratio (%)	93	120	↑	large
Expense to income (%)	32.5	30.9	↓	(160bps)
Employees (FTE[1])	1,678	1,707	↑	2%
Revenue per FTE[1] ($000)	1,718	1,869	↑	9%
Employee engagement (%)	76	84	↑	800bps
Women in senior leadership (%)	24	26	↑	200bps

Movement FY12 – FY11

Cash earnings	↑	3%	Cash earnings up 3% at $1,473m
Core earnings	↑	13%	Core earnings up 13% to $2,203m, up across all businesses
Net interest income	-	flat	Deposits increased 34% and loans up 4% Higher loan volumes mostly in trade finance from solid demand and increased resources focused on this sector, particularly in Asia Accelerated recognition of establishment fees offset by lower markets contribution
Margins	↓	11bps	Margins 11bps lower to 2.49%, primarily due a lower proportion of markets income recorded as net interest income and increased competition for lending
Non-interest income	↑	26%	Strong growth in customer revenue from improved markets flows, particularly across interest rates and FX $130m increase in performance fees recognised in Hastings, mostly in connection with corporate activity in the listed funds Partially offset by $74m unfavourable movement in counterparty credit risk valuations (CVA)
Expenses	↑	5%	Increased investment in Asia has contributed to higher FTE and increased technology costs Annual salary rises and higher performance related pay Partially offset by controlled variable expenses
Impairment charges	↑	large	FY11 had an impairment benefit of $90m compared to a net impairment charge in FY12 Asset quality remains strong Change in impairment charge was driven mainly by lower write backs and repayments Partially offset by a reduction in downgrades

1 Based on average FTE.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 100

Westpac GROUP

101 Strong risk management supporting modest Cash earnings growth Cash earnings 1% Cash earnings up 1% to $739m Core earnings – flat Core earnings stable at $1,099m Net interest income 6% Deposits increased 23% and loans down 1% Modest declines in business lending and securitisation One-offs lifted 1H12, predominately accelerated recognition of establishment fees Margins 20bps Margins down 20bps Largely due to one-off items reflected in net interest income, particularly the establishment fee benefits recognised in 1H12 Tightening spreads on assets due to competitive pressures and more subdued asset volumes Partially offset by improved deposit funding position Non-interest income 11% Strong markets income supported by strong customer flows across all business segments, particularly in interest rate products A $91m increase in Hastings contribution from performance fees associated with corporate activity in its listed funds Partially offset by softer foreign exchange income Expenses 6% Increasing investment in Asia and extending Trade capability contributed to higher FTE and higher technology costs associated with expanding infrastructure Annual expense increases were partially offset by strong control of variable expenses Impairment charges 5% Asset quality remained solid Lower top-ups of existing individually assessed provisions partially offset by lower write-backs Small number of stressed exposures moving into impaired Modest increase in recoveries Up 1% Up 1% Cash earnings movement ($m) Core earnings ($m) Movement 2H12 – 1H12 Down 20bps Net interest margin (%)

Deep and enduring customer relationships form the core of WIB’s strategy to sustainably grow and deliver superior returns Build collaborative customer partnerships to better understand customers’ needs Insight-based approach (providing valuable insights to customers about markets, sectors and financial products) to deliver superior service and solutions Investment in technology and innovation to enhance support for customers The best bankers with the right capabilities to understand customer needs Aligning Asia, Trade, Natural Resources and Agribusiness capabilities to optimise coordination across geographies, products and sectors 102 Deep customer relationships, institutional insight and innovation underpin WIB strategy Strategy Enhanced Asia capabilities Focusing on building Asia capabilities, capacity and expanding our footprint Localise global capabilities by market, including key partnerships and alliances Accelerated capabilities in FY12 through GM Asia appointment FTE increased 27% Investments to enhance critical infrastructure, processes, policies, and controls Received in-principle approval for Mumbai branch Growing market share in Asia-linked sectors where we are underweight Extending WIB franchise Accelerating investment in the fast growing Asian region, connecting trade, capital and people flows Asia Trade Natural Resources & Agribusiness Geographic representation Committed to growing in the regions where our customers do business Offshore operations also located in US and UK Key focus remains on building deep relationships with Australia and New Zealand customers (77% of WIB’s Total Committed Exposures) Trade revenues up 77% FY11/FY12 Asia revenues up 46% FY11/FY12 Natural Resources & Agribusiness revenues up 13% FY11/FY12

Institutional leadership and deep customer relationships delivering strong revenue performance

Westpac Institutional Bank

Leading Institutional Bank

- **No.1 Lead Bank**
  Peter Lee Associates Large Corporate & Institutional Relationship Banking survey, Australia 2004[1]-05, 2007[1], 2009, 2010[1], 2012
- **No.1 Relationship Strength**
  Peter Lee Associates Large Corporate & Institutional Relationship Banking survey, Australia 2004, 2007, 2009, 2010[1], 2012
- **No.1 for Overall Satisfaction**
  Peter Lee Associates Large Corporate & Institutional Relationship Banking survey, Australia 2005, 2007, 2008[1], 2009-2012



Revenue ($m)
2,882
3,190
FY11
FY12

Leading Transactional Bank

- Global Transactional Services has a comprehensive and differentiated transactional banking product suite and continues to invest in product innovation to deliver growth. Leading position recognised through
- **No.1 Lead Domestic Transactional Bank**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking survey, Australia 2004-2012 & NZ 2005, 2011-2012[1]
- **No.1 for Overall Satisfaction**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking survey, Australia 2004[1], 2005, 2007-2011, 2012[1] & NZ 2004-2008, 2009[1], 2011-2012[1]
- **No.1 for Value Added Domestic Services**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking survey, Australia 2006-2012 & NZ 2006-2012
- **No.1 for Best Transactional Banking Platform – Corporate Online (COL)[2]**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking survey, Australia 2005-2012



Revenue ($m)
611
688
FY11
FY12

FX&CCE[3]

- **No.1 Market Share**
  Peter Lee Associates Foreign Exchange survey, Australia 2004-2008, 2009[1], 2011
- **No.1 Relationship Strength**
  Peter Lee Associates Foreign Exchange survey, Australia 2004-2011
- **No.1 Sales Strength**
  Peter Lee Associates Foreign Exchange survey, Australia 2004-2011



Revenue ($m)
479
526
FY11
FY12

Debt Markets

- **No. 1 Australian domestic 'bank of choice' for fixed income**
  Peter Lee Associates Debt Securities Investors Australia Survey 2012



Revenue ($m)
1,684
1,781
FY11
FY12

1 Equal No. 1, ranked against the Top 4 competitors in Australia and the Top 3 competitors in New Zealand. 2 Based on the Platform Performance Index, rankings against the Top 4 competitor platforms. 3 2012 survey results for Australia will be published in November 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 103

Westpac GROUP

Customer revenue drives strong performance

Westpac Institutional Bank

Strong customer income growth

- Deep and enduring relationships are a core part of WIB's strategy and customer driven income underpins WIB's strong performance
- Customer income of $2,354m up $171m in FY12
  - Represents 74% of WIB's revenue and has grown 8% on FY11
  - Driven by higher transactional flows and strong interest rate and FX sales
- Market risk income remains a small portion at 6% of total WIB income

Income (%)



FY12
74
20
6
Customer
Market risk
Other[1]

Customer income FY12 – FY11 ($m)



2,183
(1)
70
102
2,354
Up 8%
FY11
Lending
Transactional
FX, Debt Markets and other sales & fees
FY12

All businesses delivering strong returns

- Best understanding of customer needs delivered revenue growth across all business segments during FY12, particularly in 1H12
- Global Transactional Services income of $688m, up 13% FY11/FY12 (up 2% on 1H12) driven by
  - Increased volumes and margins
  - Delivering growth in key target segments predominately in natural resources and Asia trade
- Strong Debt Markets income of $1,781m, up 6% FY11/FY12 (down 1% on 1H12) with improved customer flows, particularly in interest rate products
- Hastings up $132m during FY12 (up $92m 2H12) largely due to performance fees associated with corporate activity in the listed funds

Income by business segment ($m)



FY11
FY12
82
214
479
526
611
688
1,684
1,781
Hastings
FX&CCE
Global Transactional Services
Debt Markets

1 Other includes Hastings and Capital benefit.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 104

Westpac GROUP

Balance sheet strengthening through deposit growth 105 Deposits increased 23% to $64.5bn (up 34% FY11/FY12) following a concerted focus to capture more of our customers’ business with a particular emphasis on deposits Leading position and ongoing investment and innovation in transactional banking capabilities to support deposit gathering Strong growth in corporate cash deposits, up 15%, as institutions remain relatively liquid Deposit to loan ratio improved 24 percentage points to 120% Loan growth has been relatively stable (down 1% during 2H12 and up 4% FY11/FY12). Subdued loan growth and low M&A activity has persisted through the half as customers remain cautious Lending at $53.9bn, up $2.1bn in FY12, with growth in business lending and Trade finance The portfolio remains well diversified across industries 1 TCE is Total Committed Exposure. Total Committed Exposure by industry (%) 2H11 1H12 2H12 % change 2H12-1H12 % change 2H12-2H11 Total Deposits 48.3 52.4 64.5 23% 34% Net Loans 51.8 54.5 53.9 (1%) 4% TCE1 204.3 191.9 193.1 1% (5%) Balance sheet ($bn) 1H12 2H12 Net loans FY12 – FY11 ($bn)

High quality portfolio, reductions in stressed exposures slowing

Westpac Institutional Bank

Asset quality remains strong

- Level of stressed assets was steady following a strong reduction during FY11 and 1H12
- Impairment charges down 5% to $62m reflecting
  - New IAPs decreased $69m, driven by lower top-ups of existing provisions partially offset by a small number of new impaired exposures
  - Write-back benefits slowed decreasing $67m
  - CAP steady, as increase in repayments offset by an increase in downgrades
- Asset quality remains strong although some companies remain under pressure from the high Australian dollar and soft consumer spending

Movement in impairment charges/(benefits) ($m)



(78)
65
67
(69)
(6)
(1)
6
62
2H11
1H12
Write-backs
New IAPs
Recoveries
Write-offs
Changes in CAPs
2H12

Stressed exposures steady[1]

- Stressed exposures as a percentage of TCE[2] reduced 13bps (down 47bps FY11/FY12) to 2.13% of the WIB portfolio[3]
  - Stressed exposures down from peak of 4.6% at 30 September 2010
  - Property's contribution to stressed exposures reduced from 33.4% to 23.5% (reduced from 36.1% FY11/FY12)
  - Reduction in stressed assets driven by write offs and repayments and asset sales partially offset by some downgrades to watchlist and substandard
- Impaired exposures decreased 7bps to 64bps

Stressed exposures as a % of TCE[2, 3] (%)



Impaired
90 days past due well secured
Watchlist & substandard
5
4
3
2
1
0
2.13
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12

1 Refer to slide120 for asset quality definitions. 2 TCE is Total Committed Exposure. 3 Includes Premium Business Group.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 106

Westpac GROUP

New Zealand

Strong performance in a competitive market

Cash earnings movement (NZ$m)



578
91
36
(22)
50
(26)
707
Up 22%
FY11
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
FY12

Core earnings (NZ$m)



979
1,066
1,171
FY10
FY11
FY12

NZ Key metrics

	FY11	FY12		Change on FY11
Customer deposit to loan ratio (%)	66.0	70.7	↑	470bps
Margins (%)	2.64	2.72	↑	8bps
Revenue per FTE[1] ($000)	401	434	↑	8%
Expense to income (%)	43.4%	41.8%	↓	(160bps)

Movement FY12 – FY11 (NZ$)

Cash earnings	↑	22%	• Cash earnings up 22% to $707m
Core earnings	↑	10%	• Core earnings up 10% to $1,171m
Net interest income	↑	6%	• Strengthened balance sheet with deposit growth of 11% well ahead of system[2]. Fully funded loan growth of 3% • Deposit to loan ratio improved to 71% (up 470bps) • Loan growth driven by both business and housing
Margins	↑	8bps	• Margins up 8bps to 2.72% • Improved margins in housing and business lending • Deposit margins tightened in a competitive market
Non-interest income	↑	9%	• Improved cross sell supported strong insurance premiums and increased wealth fee income • Increased business and institutional fees
Expenses	↑	3%	• Productivity initiatives reduced FTE[1] • Offset by wage inflation, higher occupancy costs and increased investment, particularly in technology
Impairment charges	↓	21%	• Impairment charges down 21% to $191m • Asset quality has continued to improve • Collective provision charges improved as a result of declines in mortgage and other consumer delinquencies by 20bps and 8bps respectively • Partially offset by increasing individually assessed provisions as a result of a small number of pre-2007 exposures which deteriorated in the year

1 Based on average FTE. 2 RBNZ banking statistics, September 2012.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 107

Westpac GROUP

108 Solid growth continued, balance sheet strengthened Cash earnings 4% Cash earnings up 4% to $361m Core earnings 3% Core earnings up 3% to $594m Net interest income 2% Good balance sheet growth Loans up 2% with good growth in business lending Deposits up 7%, continued to more than fully fund lending in 2H12 Deposit to loan ratio improved to 71% (up 300bps) Margins 2bps Margins up 2bps to 2.73% Improved spread on mortgages from the ongoing, albeit slowing, roll-off of lower spread fixed mortgages to mortgage products with higher spreads Continued repricing of business term lending Partly offset by tighter deposit spreads Non-interest income 2% Increased non-interest income was driven by strong cross-sell through Deeper customer relationships resulting in higher wealth income with funds under management increasing 13% Strong insurance premium growth and favourable claims Expenses 2% Expenses were well managed with the modest increase driven by wage inflation and continued investment in technology, including the roll out of 35 smart ATMs, and the launch of a new website with improved online banking security features Partially offset by ongoing productivity initiatives Impairment charges 5% Impairments down 5% to $93m Collective provision charges continued to improve with mortgage and other consumer delinquencies declining 15bps and 16bps respectively Partially offset by a small number of pre-2007 business exposures which deteriorated in the half Up 4% Up 15% Up 2bps New Zealand 1 RBNZ, September 2012. Movement 2H12 – 1H12 (NZ$) Net interest margin (%) Cash earnings movement (NZ$m) Core earnings (NZ$m) 3%

Momentum maintained across key metrics

New Zealand

Key features of 2H12

- Solid performance has resulted from a strong distribution focus, continued front line investment, combined with localised marketing and decision making
- Further investment in online and mobile technology and branch enhancements also key to continued momentum
- Ongoing investment in Westpac Local and 'MyBank' have contributed to the deepening of customer relationships, enhancing cross sell capability:
  - Customers with 4+ products increased 60bps to 49.6%
  - Customers with Wealth products improved 220bps to 23%
  - Improved banker productivity, revenue per FTE up 1%
- Continued focus on productivity measures that improve the customer experience

Deeper customer relationships

- Customer centric strategy that differentiates Westpac New Zealand by providing an experience that delights, with a local and seamless one bank approach
- Rewarding customers for having deeper relationships through our 'MyBank' strategy
- Local teams with higher frontline capability, increased sales and service training and continued focus on credit skills driving better quality and faster lending decisions
- Expansion focused on high-tech community branches complemented with online and mobile technology, providing self-service options available 24 hours making banking easier for customers

Key employee / customer metrics

	2H11	1H12	2H12		Change on 1H12
Employees (FTE[1])	4,666	4,619	4,676	-	1%
Employee engagement (%)	82	n/a	84	✓	200bps[2]
Women in senior leadership (%)	40	41	42	✓	150bps
Customers (#m)	1.26	1.27	1.27	-	flat
Unique mobile banking customers (#000)	-	14	85	✓	large
Active online customers (#000)	569	589	601	✓	2%
Active online banking customers as % of total customers	45%	46%	47%	✓	100bps
Retail 'time to first yes' within hour (%)	56	59	59	-	flat
Customers with 4+ products (%)	48.2	49.0	49.6	✓	60bps
Customers with wealth products (%)	19.1	21.2	23.4	✓	220bps

1 Based on average FTE. 2 Change over year as data not collected on half yearly basis.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 109

Westpac GROUP

Good balance sheet growth in a subdued environment

New Zealand

- Strong deposit growth with sustainable lending growth resulted in an improvement in the deposit to loan ratio to 71%, up 300bps in 2H12
- Total lending increased slightly above banking system growth in 2H12 up $1.2bn (up 2%)
- Housing loans increased $0.5bn (up 1%) in a competitive market where peers offered heavy discounts and cash incentives to drive volume
- Business lending growth of $0.8bn (up 4%) with good growth in both business and institutional balances. Key areas of lending growth in agricultural, mining and media/telecommunications sectors
- Deposits up 7%, compares favourably with system growth of 4%, has more than fully funded loan growth. Term deposits increased $2.2bn (up 11%) and other deposits increased $0.4bn (up 2%), with most other deposit growth in personal online savings and business savings accounts

Balance sheet (NZ$bn)

	2H11	1H12	2H12	Chg on 1H12 (%)	
NET LOANS	**57.6**	**58.2**	**59.4**	↑	**2**
Housing	34.9	35.4	35.9	↑	1
Business & Institutional	21.0	21.0	21.8	↑	4
Other	1.7	1.8	1.7	↓	(6)
TOTAL DEPOSITS	**38.0**	**39.4**	**42.0**	↑	**7**
Term deposits	20.8	20.9	23.1	↑	11
Other	17.2	18.5	18.9	↑	2
TCE[1]	81.1	83.3	83.7	↑	-

Deposit to loan ratio (%)



65.8
66.0
67.7
70.7
1H11
2H11
1H12
2H12

NZ stable funding ratio (SFR) (%)



80.7
79.8
86.4
89.9
1H11
2H11
1H12
2H12

Balance sheet growth (6 month % chg)



Housing
Business & Institutional
Total deposits
2
3
3
1
0
4
1
4
7
2H11
1H12
2H12

1 TCE is Total Committed Exposures.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 110

Westpac GROUP

Mortgage portfolio of $35.9bn, up 1% The distribution of the mortgage portfolio across regions is consistent with population concentrations of New Zealand Quality of portfolio remains high and well secured with 78% of the portfolio having a LVR less than 80% Mortgage 90+ days delinquencies down 15bps (down 20bps on FY11/FY12) to 40bps, reflecting improved origination and stable employment levels Loan origination through proprietary channel remained relatively stable at 74% (up from 73% at FY11/FY12) Mortgage write-offs of 0.1% of the portfolio, up 3bps During 2H12, the trend towards variable rate mortgages started to reverse with the proportion of variable rate mortgages reducing from 52% at 1H12 to 48% 111 New Zealand mortgage portfolio 1 LVR based on current balance and current assessment of property value. New Zealand mortgage portfolio LVR1 (%) of portfolio Mortgage delinquencies and loss rates (%) New Zealand mortgage portfolio by region (%) 1 LVR based on current loan balance and current assessment of property value.

Improving asset quality across portfolios

New Zealand

Asset quality continues to improve[1]

- Impairment charges down 5% (down 21% on FY11/FY12)
- Business stressed exposures as proportion of TCE[2] reduced significantly primarily due to partial write-offs of $123m in 2H12
- Business stressed exposures fell to 6.8% of TCE, down 20bps (down 642bps from FY11/FY12)
  - Stressed business exposures down mostly across property, agriculture and manufacturing sectors
- Business impaired exposures 2.21% of TCE[2], up 21bps (down 117bps FY11/FY12), driven by downgrades of institutional exposures
- Total provisions decreased $78m, largely due to a $39m decrease in transaction managed portfolio and a $29m decrease in mortgage portfolio

Movement in impairment charges (NZ$m)



108
98
81
(13)
(3)
(70)
93
Down 5%
2H11
1H12
New IAPs
Writebacks & Recoveries
Write-offs
CAP changes & Other
2H12

Business stressed exposures as a % of New Zealand Business TCE[2] (%)



Impaired
90+ days past due well secured
Watchlist & Substandard
16
12
8
4
0
2005
2006
2007
2008
1H09
2H09
1H10
2H10
1H11
2H11
1H12[3]
2H12



Property
Agriculture
Wholesale trade
Manufacturing
Property services
Other
27
28
9
13
5
18

1 Refer slide 120 for asset quality definitions. 2 TCE is Total Committed Exposure 3 Large reduction in stressed exposures from 2H11 to 1H12 due primarily to transfer of WIB assets during 1H12.

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 112

Westpac GROUP

113 Strong business performance across all regions Cash earnings 5% 9% Cash earnings down 5% to $52m Core earnings 4% 1% Core earnings up 4% to $105m Net interest income 6% 4% Lending up 7% (predominately in mortgages) and deposits up 4% Margins 17bps n/a Improvement driven by tighter deposit spreads Partially offset by reduction in lending spreads driven by strong competition, particularly in Fiji Non-interest income 4% 8% Higher fees driven by strong account growth offset by lower foreign exchange volumes in PNG Expenses 6% 8% Inflation related costs increases and higher salary costs fully offset by productivity initiatives Impairment charges large large Impairment charges increased $11m to $21m due to top up of provisions and one large impaired exposure in Vanuatu Down 5% Up 49% Ex-FX Reported Cash earnings movement ($m) Movement 2H12 – 1H12 Cash earnings ($m) Pacific Banking delivered a very strong performance in FY12 with a 41% growth in Cash earnings to $107m In 2H12 Cash earnings remained relatively high, but did not match the very strong 1H12 Core earnings were up $63m (44%) to $206m in FY12 Strong growth across the region supported by a rise in the value of the PNG Kina and strong foreign exchange activity Financial education programmes have been conducted throughout the Pacific, with almost 16,000 participants since October 2011 Electronic banking initiatives are a key strategic focus to support productivity initiatives and make banking services more accessible to remote areas Key Highlights FY12 – FY11

FULL YEAR ECONOMICS 2012

Key economic indicators as at October 20121 (%) Calendar year 2011 2012f 2013f 2014f World GDP 3.9 2.9 3.6 3.2 Australia GDP 2.1 3.5 3.2 2.8 Private consumption 3.3 4.0 3.0 3.4 Business investment2, 3 16.0 15.2 10.5 0.5 Unemployment – end period 5.2 5.6 5.4 5.4 CPI headline – year end 3.1 2.6 2.2 3.0 Interest rates – cash rate 4.50 3.00 2.75 3.25 Credit growth, Total – year end 3.5 4.0 5.0 5.5 Credit growth, Housing – year end 5.4 4.5 5.0 6.0 Credit growth, Business – year end 1.2 4.0 5.0 5.0 New Zealand GDP 1.3 2.6 3.4 2.8 Unemployment – end period 6.4 6.6 5.3 4.6 Consumer prices 1.8 1.3 2.7 2.5 Interest rates – official cash rate 2.5 2.5 3.25 4.5 Credit growth – Total 0.9 3.5 4.5 5.0 Credit growth – Housing 1.1 2.8 5.1 5.1 Credit growth – Business (incl. agri) 0.7 4.8 3.8 4.9 115 Australian and New Zealand economic outlook 1 Westpac Economics. 2 GDP and component forecasts were updated following the release of quarterly national accounts. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets.

Credit growth expected to modestly improve 116 1 RBA, RBNZ, Westpac Economics. Credit growth1 (% annual)

FULL YEAR APPENDIX AND DISCLAIMER 2012

118 Appendix 1: Cash earnings adjustments

Cash earnings Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, earnings from Treasury shares, fair value gains/losses on economic hedges, ineffective hedges, buyback of government guaranteed debt, special tax provisions, supplier program, merger transaction and integration expenses, the amortisation of certain intangibles in relation to the merger with St.George and the J O Hambro acquisition, fair value amortisation of financial instruments, the St.George tax consolidation adjustment, TOFA tax consolidation adjustment and a litigation provision Core earnings Operating profit before income tax and impairment charges AIEA Average interest earning assets Net interest spread The difference between the average yield on all interest bearing assets and the average rate paid on all interest bearing liabilities Net interest margin Net interest income divided by average interest earning assets Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Wealth and Home and Contents Penetration Metrics Data based on Roy Morgan Research, Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. Home and Contents penetration is defined as the number of Australians who have Household Insurance (Building, contents and valuable items) within the Group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. 12 month rolling average to Sep 2012. WRBB includes Bank of Melbourne (until Jul 2011), BT, Challenge Bank, RAMS (until Dec 2011), Rothschild, and Westpac. St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug 2011), Barclays, Dragondirect, Sealcorp, St.George and RAMS (from Jan 2012). Westpac Group includes Bank of Melbourne, BT, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St.George. Australian Financial Services or AFS Australian Financial Services is responsible for the Westpac Group’s Australian retail banking, business banking and wealth operations. It incorporates WRBB, SGB and BTFG. AFS also includes the product and risk responsibilities for Australian banking Westpac RBB or WRBB Westpac Retail & Business Banking is part of Australian Financial Services division and provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers Australia under the ‘Westpac’ brand St.George Banking Group or St.George or SGB St.George Banking Group is part of Australian Financial Services division Provides sales and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of: the Bank of South Australia (BankSA), Bank of Melbourne and RAMS brands BTFG BT Financial Group (Australia) is part of Australian Financial Services division and is the Group’s wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management, Licensee Select, BT Select Magnitude, and Securitor brands. Also included are the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and WRBB. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets WIB Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand Westpac NZ Westpac New Zealand Provides a full range of retail and commercial banking and wealth management products and services to consumer, business, and institutional customers throughout New Zealand. New Zealand operates under the Westpac New Zealand, Westpac Institutional Bank, Westpac Life and BT brands in NZ Pacific Banking or PB Pacific Banking Provides banking services for retail and business customers throughout the South Pacific Island Nations GB Group Businesses Provides centralised Group functions, including Treasury and Finance 119 Appendix 2: Definitions Westpac’s business units Financial performance

Appendix 2: Definitions (continued)

Financial performance (cont.)

Net Promoter Score or NPS	Refers to an external measure of customer advocacy which looks at how willing our customers are to recommend Westpac to their family and friends. To calculate NPS, customers are asked how likely they are to recommend Westpac's banking brands to a friend or colleague. On a scale of 1 to 10, the NPS is calculated taking promoters (those who score 9 or 10) and subtracting the detractors (those who rate the company 6 or less). Those who score 7 or 8 are ignored as although positive, are not enthusiastic
WRBB Consumer Affluent NPS	Net Promoter ScoreSM and NPSSM is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr Frederick Reichheld. 2 Affluent NPS Source: Roy Morgan Research. Metric based on six month rolling average. Affluent NPS = NPS of main financial institution, aged 25-59 & household income $100k+ or aged 60+ & household income $50k+ or aged 14+ & banking & finance (excluding WB super) footings $400k+. Westpac includes Westpac, Bank of Melbourne (until Jul-11) and Challenge bank. Peer Group is the weighted average of the Big 4 Banks. Weighted Big 4 average includes: WBC, ANZ, CBA and NAB 6 month moving average. Rankings are based on absolute NPS scores compared to ANZ, CBA and NAB
St.George Consumer NPS	Net Promoter ScoreSM and NPSSM is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr Frederick Reichheld. Consumer NPS Source: Roy Morgan Research. Metric based on the six month rolling average. Consumer NPS = NPS of main financial institution, aged 14+. St.George - includes St.George Bank, Bank of Melbourne (from August 2011), BankSA, Advance Bank, Dragondirect and RAMS (from January 2012). Peer Group is the weighted average of the Big 4 Banks. Weighted Big 4 average includes: WBC, ANZ, CBA and NAB 6 month moving average. Rankings are based on absolute NPS scores compared to WBC, ANZ, CBA and NAB
Business NPS	DBM Consultants Business Financial Services Monitor: 6 month average; Net Promoter Score is calculated by subtracting the percentage of Total Detractors (0-6) from the percentage of Promoters (9-10), who answer the following question: "Please use a scale ranging from 0 to 10, where 0 means 'extremely unlikely' and 10 means 'extremely likely'. How likely would you be to Recommend (MFI) to others for business banking? All businesses. SME NPS = NPS of main financial institution. All businesses with annual turnover under $5 million (excluding Agricultural business). Commercial NPS = NPS of main financial institution. All businesses with annual turnover over $5 million and under $100 million (excluding Agricultural business)

Capital

Risk Weighted Assets or RWA	Assets (both on and off-balance sheet) of the Westpac Group are assigned within a certain category, amounts included in these categories are multiplied by a risk weighting, and the resulting weighted values added together to arrive at total risk weighted assets
NCI	Non-controlling interests
Capital ratios	As defined by APRA (unless stated otherwise)

Asset quality

TCE	Total committed exposure
Stressed loans	Stressed loans are Watchlist and Substandard, 90 days past due well secured and impaired assets.
Impaired assets	Impaired assets can be classified as: 1.Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans; 2.Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer; 3.90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured; 4.other assets acquired through security enforcement; and 5.any other assets where the full collection of interest and principal is in doubt
90 days past due - well secured	A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal
Individually assessed provisions or IAPs	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance
Collectively assessed provisions or CAPs	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data

Westpac Group Full Year 2012 Presentation & Investor Discussion Pack | November 2012 120

Westpac GROUP

Andrew Bowden Leigh Short Head of Investor Relations Senior Manager +61 2 8253 4008 +61 2 8253 1667 andrewbowden@westpac.com.au lshort@westpac.com.au Please visit our dedicated website www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ Annual reports Presentations and webcasts 5 year financial summary Prior financial results Please visit our dedicated investor website 121 Jacqueline Boddy Tanya Ward Senior Manager Manager +61 2 8253 3133 +61 2 8253 1921 jboddy@westpac.com.au tanyaward@westpac.com.au Hugh Devine Senior Manager +61 2 8253 1047 hdevine@westpac.com.au or email: investorrelations@westpac.com.au Investor Relations Team Retail Shareholder Investor Relations For further information on Westpac Equity Investor Relations Debt Investor Relations

The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a Cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac Full Year 2012 Results (incorporating the requirements of Appendix 4E) for the year ended 30 September 2012 available at www.westpac.com.au for details of the basis of preparation of Cash earnings. Refer to slides 34 and 35 for an explanation of Cash earnings and Appendix 1 slide 118 for a reconciliation of reported net profit to Cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results may differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Risk factors’ in Westpac’s Interim Financial Report for the half year ended 31 March 2012 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. 122 Disclaimer